Filed Pursuant to Rule 424(b)(5)
Registration No. 333-271275

PROSPECTUS SUPPLEMENT

TO THE PROSPECTUS DATED APRIL 14, 2023

$500,000,000

Apollo Global Management, Inc.

6.375% Senior Notes due 2033

Interest payable on May 15 and November 15, commencing May 15, 2024

Apollo Global Management, Inc. (the “Issuer”) is offering $500,000,000 aggregate principal amount of 6.375% Senior Notes due 2033 (the “notes”). The notes will be fully and unconditionally guaranteed on a joint and several basis by Apollo Asset Management, Inc. (“AAM”), Apollo Principal Holdings I, L.P., Apollo Principal Holdings II, L.P., Apollo Principal Holdings III, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings V, L.P., Apollo Principal Holdings VI, L.P., Apollo Principal Holdings VII, L.P., Apollo Principal Holdings VIII, L.P., Apollo Principal Holdings IX, L.P., Apollo Principal Holdings X, L.P., Apollo Principal Holdings XII, L.P., AMH Holdings (Cayman), L.P., Apollo Management Holdings, L.P. (“AMH”) and any other entity that is required to become a guarantor of the notes as provided under “Description of the Notes—Guarantees” (collectively, the “Guarantors”). The Issuer and the Guarantors are all holding companies, and the notes are not guaranteed by any fee generating businesses, funds managed by subsidiaries of Apollo Global Management, Inc. or Athene Holding Ltd. (“AHL” and, together with its subsidiaries, “Athene”) and its direct and indirect subsidiaries. The notes will mature on November 15, 2033.

We intend to use the proceeds from the offering of the notes to (a) repurchase, repay, redeem or otherwise retire in full the $500 million aggregate principal amount outstanding of 2024 Senior Notes (as defined herein) before or upon their maturity and (b) pay related fees and expenses.

The notes will bear interest from and including November 13, 2023, or from and including the most recent interest payment date to which interest has been paid or duly provided for, at the annual rate of 6.375%. Interest on the notes will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing May 15, 2024. See “Description of the Notes—Principal and Interest.”

At any time prior to the maturity date of the notes, the Issuer may redeem all or a portion of the notes at the applicable redemption prices described under “Description of the Notes—Optional Redemption of the Notes.” If a Change of Control Repurchase Event (as defined herein) occurs, the Issuer may be required to offer to purchase the notes from the holders as described in this prospectus supplement under the heading “Description of the Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”

The notes and the guarantees will constitute the Issuer’s and the Guarantors’ direct, unsecured and unsubordinated obligations and will rank equally in right of payment with all of their respective existing and future unsecured and unsubordinated indebtedness and senior to any of their respective subordinated indebtedness and will be effectively subordinated to all of their respective secured indebtedness to the extent of the value of the assets securing that indebtedness, and will be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of each subsidiary of the Issuer and the Guarantors that is not itself the Issuer or a Guarantor. See “Description of the Notes—Ranking.”

We do not intend to list the notes on any national or international securities exchange or arrange for the notes to be quoted on any quotation system. Currently, there is no public market for the notes.

For a more detailed description of the notes, see “Description of the Notes.”

Investing in the notes involves risks. See “Risk Factors” beginning on page S-15 and in the documents we have incorporated by reference.

	Per Note	Total
Price to public(1)	99.271%	$496,355,000
Underwriting discount	0.650%	$3,250,000
Proceeds, before expenses, to us(1)	98.621%	$493,105,000

(1)	Plus accrued interest, if any, from November 13, 2023.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form in denominations of $2,000 and integral multiples of $1,000 in excess thereof only through The Depository Trust Company, for the benefit of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, on or about November 13, 2023.

Joint Book-Running Managers

BofA Securities	Citigroup	Goldman Sachs & Co. LLC	RBC Capital Markets

Co-Managers

Academy Securities	Apollo Global Securities	Barclays	BNP PARIBAS	Deutsche Bank Securities

J.P. Morgan	Mizuho	Morgan Stanley	Siebert Williams Shank	UBS Investment Bank

November 8, 2023

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains the specific terms of this offering of the notes. The second part, the accompanying prospectus dated April 14, 2023, which is part of our Registration Statement on Form S-3, gives more general information, some of which may not apply to this offering.

This prospectus supplement and the information incorporated by reference in this prospectus supplement may add, update or change information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the information contained in the accompanying prospectus, the information in this prospectus supplement will apply and will supersede any such information in the accompanying prospectus.

In making your investment decision, it is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by us or on our behalf or to which we have referred you. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in the accompanying prospectus.

Neither we nor any of the underwriters has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by us or on our behalf or to which we have referred you. Neither we nor any of the underwriters take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you.

Neither we nor any of the underwriters is making an offer to sell or soliciting offers to buy these securities in any jurisdiction where, or to any person to whom, the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we may provide you in connection with this offering or other offering material filed by us with the SEC is accurate only as of the date of those documents or such information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

For investors outside the United States: neither we nor any of the underwriters has done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus outside of the United States.

Any defined term used in this prospectus supplement and not defined herein shall have the meaning attributed to such term in our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 10-K”) or our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 (the “Q1 2023 10-Q”), June 30, 2023 (the “Q2 2023 10-Q”) and September 30, 2023 (the “Q3 2023 10-Q”).

When used in this prospectus supplement, references to “AGM,” “we,” “us,” “our” and the “Company” are references to Apollo Global Management, Inc. and references to “Apollo” are references to Apollo Global Management, Inc. and its consolidated subsidiaries, unless the context otherwise requires.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring you to those documents we file with the SEC. Any information incorporated this way is considered to be part of this prospectus supplement, and any information that we file later with the SEC will automatically update and, in some cases, supersede any information contained herein. We hereby “incorporate by reference” the documents listed below (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules):

•	the 2022 10-K;

•	the Q1 2023 10-Q, the Q2 2023 10-Q and the Q3 2023 10-Q; and

•

Item 5.02 of our Current Report on Form 8-K filed with the SEC on February   22, 2023 and our Current Reports on Form 8-K filed with the SEC on April 14, 2023, August  11, 2023, August  14, 2023, August  23, 2023 and October 6, 2023.

We also incorporate by reference in this prospectus supplement any future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all the securities that may be offered by this prospectus supplement; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to:

Apollo Global Management, Inc.

Jessica L. Lomm, Secretary

9 West 57th Street, 42nd Floor

New York, New York 10019

(212) 515-3200

We have filed with the SEC a registration statement on Form S-3. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits that are part of the registration statement. For further information with respect to us and the notes, reference is made to the registration statement, including the prospectus contained therein, and exhibits thereto. Our SEC filings are available to the public from the SEC’s website at https://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference rooms and the website of the SEC referred to above.

Neither we nor any of the underwriters is making an offer to sell or soliciting offers to buy these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted. The information in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements that are within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, discussions related to our expectations regarding the completion of, and the use of proceeds from, the sale of the notes, the performance of our business, our liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this prospectus supplement, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “may,” “will,” “could,” “should,” “might,” “target,” “project,” “plan,” “seek,” “continue” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct.

These statements are subject to certain risks, uncertainties and assumptions, including risks relating to inflation, market conditions and interest rate fluctuations generally, the impact of COVID-19, the impact of energy market dislocation, our ability to manage our growth, our ability to operate in highly competitive environments, the performance of the funds we manage, our ability to raise new funds, the variability of our revenues, earnings and cash flow, the accuracy of management’s assumptions and estimates, our dependence on certain key personnel, our use of leverage to finance our businesses and investments by the funds we manage, the ability of Athene to maintain or improve financial strength ratings, the impact of Athene’s reinsurers failing to meet their assumed obligations, Athene’s ability to manage its business in a highly regulated industry, changes in our regulatory environment and tax status, and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein, including the factors described in the 2022 10-K, the Q1 2023 10-Q, the Q2 2023 10-Q and the Q3 2023 10-Q, each of which is incorporated herein by reference, as well as other factors that may be described from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus supplement and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and may not contain all of the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information set forth in “Risk Factors,” our consolidated financial statements and the related notes thereto and the other information incorporated by reference herein, before making an investment decision.

Overview

Founded in 1990, Apollo is a high-growth, global alternative asset manager and a retirement services provider. Apollo conducts its business primarily in the United States through the following three reportable segments: Asset Management, Retirement Services and Principal Investing. These business segments are differentiated based on the investment services they provide as well as varying investing strategies.

Asset Management

Our Asset Management segment focuses on three investing strategies: yield, hybrid and equity. We have a flexible mandate in many of the funds we manage which enables funds to invest opportunistically across a company’s capital structure. We raise, invest and manage funds, accounts and other vehicles on behalf of some of the world’s most prominent pension, endowment and sovereign wealth funds and insurance companies, as well as other institutional and individual investors. As of September 30, 2023, we had total Assets Under Management (“AUM”) of approximately $631 billion, and had debt originations of approximately $91 billion during the twelve months ended September 30, 2023 (including $23 billion in the third quarter of 2023).

Our Asset Management segment had a team of 2,785 employees as of September 30, 2023, with offices throughout the world. This team possesses a broad range of transaction, financial, managerial and investment skills. We operate our asset management business in a highly integrated manner, which we believe distinguishes us from other alternative asset managers. Our investment teams frequently collaborate across disciplines and we believe that this collaboration enables our clients to more successfully invest across a company’s capital structure. Our objective is to achieve superior long-term risk-adjusted returns for our clients. The majority of the investment funds we manage are designed to invest capital over a period of several years from inception, thereby allowing us to seek to generate attractive long-term returns throughout economic cycles. We have a contrarian, value-oriented investment approach, emphasizing downside protection, and the preservation of capital. We believe our contrarian investment approach is reflected in a number of ways, including:

•	our willingness to pursue investments in industries that our competitors typically avoid;

•	the often complex structures employed in some of the investments of our funds;

•	our experience investing during periods of uncertainty or distress in the economy or financial markets; and

•	our willingness to undertake transactions that have substantial business, regulatory or legal complexity.

We have applied this investment philosophy to identify what we believe are attractive investment opportunities, deploy capital across the balance sheet of industry leading, or “franchise,” businesses and create value throughout economic cycles.

The yield, hybrid and equity investing strategies of our Asset Management segment reflect the range of investment capabilities across our platform based on relative risk and return. As an asset manager, we earn fees for providing investment management services and expertise to our client base. The amount of fees charged for managing these assets depends on the underlying investment strategy, liquidity profile, and, ultimately, our ability to generate returns for our clients. We also earn capital solutions fees as part of our growing capital solutions business and as part of monitoring and deployment activity alongside our sizable private equity franchise. After expenses, we call the resulting earnings stream “Fee Related Earnings” or “FRE”, which represents the primary performance measure for the Asset Management segment.

Retirement Services

Our retirement services business is conducted by Athene, a leading financial services company that specializes in issuing, reinsuring and acquiring retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs. Athene is led by a highly skilled management team with extensive industry experience and is based in Bermuda with its U.S. subsidiaries’ headquarters located in Iowa. As of September 30, 2023, Athene had 1,954 employees. Our asset management business provides a full suite of services for Athene’s investment portfolio, including direct investment management, asset allocation, merger and acquisition asset diligence and certain operational support services, including investment compliance, tax, legal and risk management support. Athene had approximately $21 billion of regulatory capital(a) as of September 30, 2023.

Our retirement services business focuses on generating spread income by combining the two core competencies of (1) sourcing long-term, persistent liabilities and (2) using the global scale and reach of our asset management business to actively source or originate assets with Athene’s preferred risk and return characteristics. Athene’s investment philosophy is to invest a portion of its assets in securities that earn an incremental yield by taking measured liquidity and complexity risk and capitalizing on its long-dated funding profile to prudently achieve higher net investment earned rates, rather than assuming incremental credit risk. A cornerstone of Athene’s investment philosophy is that given the operating leverage inherent in its business, modest investment outperformance can translate to outsized return performance. Because Athene maintains discipline in underwriting attractively priced liabilities, it has the ability to invest in a broad range of high-quality assets to generate attractive earnings.

Our asset management expertise supports the sourcing and underwriting of assets for Athene’s portfolio. Athene is invested in a diverse array of primarily high-grade fixed income assets, including corporate bonds, structured securities and commercial and residential real estate loans, among others. Athene establishes risk thresholds which in turn define risk tolerance across a wide range of factors, including credit risk, liquidity risk, concentration risk and caps on specific asset classes. In addition to other efforts, Athene partially mitigates the risk of rising interest rates by strategically allocating a meaningful portion of its investment portfolio into floating rate securities. Athene also maintains holdings in less interest rate-sensitive investments, including collateralized loan obligations, non-agency residential mortgage-backed securities and various types of structured products, consistent with its strategy of pursuing incremental yield by assuming liquidity risk and complexity risk, rather than assuming incremental credit risk.

Rather than increase its allocation to higher risk securities to increase yield, Athene pursues the direct origination of high-quality, predominantly senior secured assets, which it believes possess greater alpha- generating qualities than securities that would otherwise be readily available in public markets. These direct origination strategies include investments sourced by (1) affiliated platforms that originate loans to third parties

(a)

Represents the aggregate capital of Athene’s U.S. and Bermuda insurance entities determined with respect to each insurance entity by applying the statutory accounting principles applicable to each such entity. Adjustments are made to, among other things, assets and expenses at the holding company level. Excludes capital from Apollo/Athene Dedicated Investment Program (ADIP I) and Apollo/Athene Dedicated Investment Program II (ADIP II), collectively defined as ACRA noncontrolling interests.

and in which Athene gains exposure directly to the loan or indirectly through its ownership of the origination platform and/or securitizations of assets originated by the origination platform, and (2) our asset management team’s extensive network of direct relationships with predominantly investment-grade counterparties.

Athene uses, and may continue to use, derivatives, including swaps, options, futures and forward contracts, and reinsurance contracts to hedge risks such as current or future changes in the fair value of its assets and liabilities, current or future changes in cash flows, changes in interest rates, equity markets, currency fluctuations and changes in longevity.

We refer to the earnings stream of the Retirement Services segment as “Spread Related Earnings” or “SRE”, which equals the sum of (i) the net investment earnings on Athene’s net invested assets and (ii) management fees received on business managed for others, primarily the ADIP(b) portion of Athene’s business ceded to ACRA(c), less (x) cost of funds, (y) operating expenses excluding equity-based compensation and (z) financing costs including interest expense and preferred dividends, if any, paid to Athene preferred stockholders. For periods prior to 2022, SRE represents Athene’s historically reported adjusted operating income available to common shareholders excluding the change in fair value of Apollo Operating Group Units, equity-based compensation related to Athene’s long-term incentive plan, and operating income tax. “Apollo Operating Group Units” refers to units of (i) the entities through which we currently operate our asset management business and (ii) one or more entities formed for the purpose of, among other activities, holding certain of our gains or losses on our principal investments in the funds we manage, which we refer to as our principal investments.

Spread Related Earnings excludes certain market volatility, which consists of investment gains (losses), net of offsets and non-operating change in insurance liabilities and related derivatives.

Non-operating change in insurance liabilities and related derivatives includes change in fair values of derivatives and embedded derivatives, non-operating change in funding agreements, change in fair value of market risk benefits, and non-operating change in liability for future policy benefits.

We also report “Normalized SRE”, which reflects adjustments to SRE to exclude notable items (including unusual variability such as actuarial experience, assumption updates and other insurance adjustments) and normalize alternative investment income to an 11% long-term average annual return. We use this normalized measure to assess the long-term performance of the business against projected earnings, by excluding items that are expected to be infrequent or not indicative of the ongoing operations of the business. We view this normalized non-GAAP measure as an additional measure that provides insight to management and investors on the historical, period-to-period comparability of our key non-GAAP operating measures, as well as a basis for developing more realistic expectations for future performance. This measure should be considered supplementary to AGM’s results in accordance with GAAP and should not be viewed as a substitute for the corresponding GAAP measure. Please refer to the following tables and the table in the section titled “Summary of Non-GAAP Measures” for further information.

(b)

“ADIP” refers to Apollo/Athene Dedicated Investment Program and Apollo/Athene Dedicated Investment Program II, funds managed by Apollo including third-party capital that, through ACRA, invest alongside Athene in certain investments.

(c)	“ACRA” refers to Athene Co-Invest Reinsurance Affiliate Holding Ltd, together with its subsidiaries, and Athene Co-Invest Reinsurance Affiliate Holding 2 Ltd, together with its subsidiaries.

The following table sets forth the components of Spread Related Earnings and Normalized SRE for the periods indicated:

	Three months ended				Year ended December 31, 2022
$ in millions	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023
Fixed income and other investment income, net	$1,727	$1,957	$2,207	$2,235	$5,706
Alternative investment income, net	322	185	259	230	1,206
Strategic capital management fees	14	14	16	19	53
Cost of funds	(1,158)	(1,235)	(1,437)	(1,384)	(3,755)

Net Investment Spread	905	921	1,045	1,100	3,210
Other operating expenses	(127)	(124)	(117)	(121)	(462)
Interest and other financing costs	(80)	(109)	(129)	(106)	(279)

Spread Related Earnings	$698	$688	$799	$873	$2,469
Normalization of alternative investment income to 11%	14	148	75	96	80
Other notable items(1)	35	(25)	—	(90)	3

Spread Related Earnings—Normalized	$747	$811	$874	$879	$2,552

(1)	Other notable items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments.

The following table sets forth a reconciliation of net income available to Athene Holding Ltd. common shareholder to Normalized SRE for the periods indicated:

	Year ended
$ in millions	December 31, 2019	December 31, 2020	December 31, 2021
Net income available to Athene Holding Ltd. common shareholder	$2,136	$1,446	$3,718
Preferred stock dividends	36	95	141
Net income (loss) attributable to noncontrolling interests	13	380	(59)

Net income	2,185	1,921	3,800
Income tax expense	117	285	386

Income before income taxes	2,302	2,206	4,186
Non-operating adjustments
Investment gains (losses), net of offsets	994	733	1,024
Non-operating change in insurance liabilities and related derivatives, net of offsets(1)	(65)	(235)	692
Integration, restructuring and other non-operating expenses	(70)	(10)	(124)
Stock compensation expense	(27)	(25)	(38)
Preferred stock dividends	36	95	141
Noncontrolling interests—pre-tax income (loss)	13	393	(18)
Less: Total adjustments to income before income taxes	881	951	1,677

Spread Related Earnings	1,421	1,255	2,509
Normalization of alternative investment income to 11%, net of offsets	37	152	(609)
Other notable items(2)	5	(40)	(52)

Spread Related Earnings—Normalized	$1,463	$1,367	$1,848

(1)	Includes change in fair values of derivatives and embedded derivatives, net of offsets.

(2)	Other notable items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments.

Principal Investing

Our Principal Investing segment is comprised of our realized performance fee income, realized investment income from our balance sheet investments, and certain allocable expenses related to corporate functions supporting the entire company. The Principal Investing segment also includes our growth capital and liquidity resources at AGM. We expect to deploy capital into strategic investments over time that will help accelerate the growth of our Asset Management segment, by broadening our investment management and/or product distribution capabilities or increasing the efficiency of our operations. We believe these investments will translate into greater compounded annual growth of Fee Related Earnings.

Given the cyclical nature of performance fees, earnings from our Principal Investing segment, or Principal Investing Income (“PII”), is inherently more volatile in nature than earnings from the Asset Management and Retirement Services segments. We earn fees based on the investment performance of the funds we manage and compensate our employees, primarily investment professionals, with a meaningful portion of these proceeds to align our team with the investors in the funds we manage and incentivize them to deliver strong investment performance over time. We expect to increase the proportion of performance fee income we pay to our employees over time, and as such proportion increases, we expect PII to represent a relatively smaller portion of our total Company earnings.

Summary of Non-GAAP Measures

The following table sets forth a reconciliation of net income attributable to Apollo Global Management, Inc. common stockholders to Segment Income, Adjusted Net Income, and Adjusted Net Income—Normalized. Spread Related Earnings—Normalized is a component of Adjusted Net Income—Normalized and is a supplemental non-GAAP measure used by our management to evaluate the performance of our Retirement Services segment. This non-GAAP measure excludes from Spread Related Earnings notable items and normalizes alternative investment income to an 11% long-term average annual return. We present the following reconciliation as the normalization of alternative investment income to 11% and the other notable items presented in the table below in calculating Adjusted Net Income—Normalized from Adjusted Net Income are the same as those used in calculating Spread Related Earnings—Normalized from Spread Related Earnings for the periods presented.

	Three months ended				Year ended December 31, 2022
$ in millions	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023
GAAP Net income (loss) attributable to Apollo Global Management, Inc. Common Stockholders	$640	$1,010	$599	$660	$(1,961)
Preferred dividends	—	—	—	22	—
Net income (loss) attributable to non-controlling interests	367	528	151	(42)	(1,546)

GAAP Net income (loss)	$1,007	$1,538	$750	$640	$(3,507)
Income tax provision (benefit)	223	253	201	243	(739)

GAAP Income (loss) before Income tax provision (benefit)	$1,230	$1,791	$951	$883	$(4,246)
Asset Management Adjustments:
Equity-based profit sharing expense and other(1)	57	67	57	62	276
Equity-based compensation	46	52	58	57	185
Transaction-related charges(2)	(36)	(3)	(4)	25	(42)
Merger-related transaction and integration costs(3)	20	7	5	5	70
(Gains) losses from changes in tax receivable agreement liability	12	—	—	—	26
Net (income) loss attributable to non-controlling interests in consolidated entities	(387)	(523)	(192)	28	1,499
Unrealized performance fees	(111)	(239)	86	(91)	(2)
Unrealized profit sharing expense	36	135	1	55	20
HoldCo interest and other financing costs	19	21	20	36	122
Unrealized principal investment (income) loss	38	(10)	(29)	(27)	176
Unrealized net (gains) losses from investment activities and other	(11)	12	8	30	(144)
Retirement Services Adjustments:
Investment (gains) losses, net of offsets	137	(397)	563	663	7,467
Non-operating change in insurance liabilities and related derivatives(4)	24	135	(304)	(431)	(1,433)
Integration, restructuring and other non-operating expenses	29	29	28	41	133
Equity-based compensation expense	16	16	13	13	56

Segment Income	$1,119	$1,093	$1,261	$1,349	$4,163
HoldCo interest and other financing costs	(19)	(21)	(20)	(36)	(122)
Taxes and related payables	(197)	(227)	(231)	(268)	(795)

Adjusted Net Income	$903	$845	$1,010	$1,045	$3,246
Normalization of alternative investment income to 11%	14	148	75	96	80
Other notable items	35	(25)	—	(90)	3
Tax impact of normalization and other notable items	(10)	(26)	(16)	(1)	(17)

Adjusted Net Income—Normalized	$942	$942	$1,069	$1,050	$3,312

(1)

Equity-based profit sharing expense and other includes certain profit sharing arrangements in which a portion of performance fees distributed to the general partner are required to be used by employees of Apollo to purchase restricted shares of common stock or is delivered in the form of restricted stock units, which are granted under our 2019 Omnibus Equity Incentive Plan and our 2019 Omnibus Equity Incentive Plan for Estate Planning Vehicles. Equity-based profit sharing expense and other also includes performance grants which are tied to our receipt of performance fees, within prescribed periods, sufficient to cover the associated equity-based compensation expense.

(2)

Transaction-related charges include contingent consideration, equity-based compensation charges and the amortization of intangible assets and certain other charges associated with acquisitions, and restructuring charges.

(3)	Merger-related transaction and integration costs includes advisory services, technology integration, equity- based compensation charges and other costs associated with the our merger with Athene.
(4)

Non-operating change in insurance liabilities and related derivatives includes change in fair values of derivatives and embedded derivatives, non-operating change in funding agreements, change in fair value of market risk benefits, and non-operating change in liability for future policy benefits.

Additional Information

Our corporate headquarters and principal executive offices are located at 9 West 57th Street, New York, New York 10019. Our telephone number at that address is (212) 515-3200. Our internet address is www.apollo.com. Information on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	Apollo Global Management, Inc.

Notes Offered	$500,000,000 aggregate principal amount of 6.375% Senior Notes due 2033.

Interest Rate	The notes will bear interest from and including November 13, 2023, or from and including the most recent interest payment date to which interest has been paid or duly provided for, at the annual rate of 6.375%. For more detailed information on the calculation of the interest rate, see “Description of the Notes—Principal and Interest.”

Interest Payment Dates	Interest on the notes will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing on May 15, 2024.

Maturity Date	November 15, 2033.

Optional Redemption	Prior to August 15, 2033 (three months prior to the maturity date) (the “Par Call Date”), the notes will be redeemable, in whole or in part, at the Issuer’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) a “make-whole” redemption price as described in this prospectus supplement, plus, in either case, accrued and unpaid interest to, but excluding, the redemption date. On or after the Par Call Date, the notes may be redeemed, in whole or in part, at the Issuer’s option, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date. See “Description of the Notes—Optional Redemption of the Notes.”

Change of Control Offer to Repurchase	If a Change of Control (as defined under “Description of the Notes—Offer to Repurchase Upon a Change of Control Repurchase Event”) occurs, the rating on the notes is lowered in respect of a Change of Control and the notes are rated below investment grade by any two of S&P (as defined herein), Fitch (as defined herein) and Moody’s (as defined herein), the Issuer must offer to repurchase the notes at a repurchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. See “Description of the Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”

Ranking	The notes will be the Issuer’s and the Guarantors’ unsecured and unsubordinated obligations and will:

•

rank equally in right of payment with all existing and future unsecured and unsubordinated Indebtedness (as defined under “Description of the Notes—Ranking”), liabilities and other obligations of the Issuer or the relevant Guarantor;

•	rank senior in right of payment to all existing and future subordinated indebtedness of the Issuer or the relevant Guarantor;

•

be effectively subordinated in right of payment to all existing and future secured Indebtedness of the Issuer or the relevant Guarantor to the extent of the value of the assets securing such Indebtedness; and

•

be structurally subordinated in right of payment to all existing and future Indebtedness, liabilities and other obligations of each subsidiary of the Issuer or the relevant Guarantor that is not itself a Guarantor.

The notes will not limit the amount of additional indebtedness that the Issuer or any of the Guarantors or their respective subsidiaries may incur. See “Description of the Notes—Ranking.”

Guarantors	AAM, Apollo Principal Holdings I, L.P., Apollo Principal Holdings II, L.P., Apollo Principal Holdings III, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings V, L.P., Apollo Principal Holdings VI, L.P., Apollo Principal Holdings VII, L.P., Apollo Principal Holdings VIII, L.P., Apollo Principal Holdings IX, L.P., Apollo Principal Holdings X, L.P., Apollo Principal Holdings XII, L.P., AMH Holdings (Cayman), L.P., AMH and any other entity that is required to become a guarantor of the notes as provided under “Description of the Notes—Guarantees.” AHL and its direct and indirect subsidiaries will not be required to guarantee the notes.

Guarantees	The Guarantors will fully and unconditionally guarantee, jointly and severally, payment of principal, premium, if any, and interest on the notes on a senior basis. The Guarantors are all holding companies, and the notes are not guaranteed by any fee generating businesses, funds managed by subsidiaries of Apollo or AHL and its direct and indirect subsidiaries. The guarantees will be unsecured and unsubordinated obligations of the Guarantors. See “Description of the Notes—Guarantees” and “—Ranking.”

Use of Proceeds	We intend to use the proceeds from the offering of the notes to (a) repurchase, repay, redeem or otherwise retire in full the $500 million aggregate principal amount outstanding of 4.000% Senior Notes due 2024 (the “2024 Senior Notes”), issued by AMH pursuant to an indenture, dated as of May 30, 2014, among AMH, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, before or upon their maturity and (b) pay related fees and expenses. Certain of the underwriters or their affiliates may hold a portion of the 2024 Senior Notes that we intend to repurchase, repay, redeem or otherwise retire in full before or upon their maturity, as described above, in which case they will receive a portion of the proceeds of this offering. See “Use of Proceeds.”

Certain Covenants	The indenture will include requirements that will, among other things, restrict the ability of the Issuer and, as applicable, the Guarantors to:

•	merge, consolidate, sell, transfer or lease assets; and

•	create liens on assets.

These covenants will be subject to a number of important qualifications and limitations. See “Description of the Notes.”

Trustee	U.S. Bank Trust Company, National Association.

Additional Notes	From time to time, without notice to, or the consent of, the holders of the notes, the Issuer may issue other debt securities in addition to the notes, increase the principal amount of the notes that may be issued under the indenture and issue additional notes in the future. Any such additional notes will have the same terms as the notes being offered herein but may be offered at a different offering price or have a different issue date, initial interest accrual date or initial interest payment date than the notes being offered herein. If issued, these additional notes will become part of the same series as the notes being offered herein, including for purposes of voting, redemptions and offers to purchase. If any additional notes are not fungible with the notes being offered herein for U.S. federal income tax purposes, such additional notes will not have the same CUSIP number as the notes being offered herein.

Denominations and Form	The notes will be book-entry only and registered in the name of a nominee of DTC. Investors may elect to hold interests in the notes through Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, if they are participants in these systems, or indirectly through organizations that are participants in these systems. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

No Public Market	The notes are a new issue of securities and there is currently no established trading market for the notes. We do not intend to list the notes on any national or international securities exchange or arrange for them to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the notes, and they may discontinue their market making activities at any time without notice. Therefore, we cannot assure you that an active trading market for the notes will develop or, if developed, that it will continue. See “Underwriting (Conflicts of Interest).”

Risk Factors

See the sections entitled “Risk Factors” beginning on page S-15 and in the 2022 10-K, Q1 2023 10-Q, Q2 2023 10-Q and Q3 2023 10-Q, as updated by our subsequent filings under the Exchange Act, incorporated by reference herein and any amendments thereof, for a discussion of some of the factors you should consider before investing in the notes.

Conflicts of Interest	Apollo Global Securities, LLC, as an indirect subsidiary of AGM, is deemed to have a “conflict of interest” within the meaning of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“Rule 5121”). Rule 5121 imposes certain requirements on a FINRA member participating in the public offering of securities of an issuer if there is a conflict of interest and/or if that issuer controls, is controlled by, or is under common control with, the FINRA member. This offering is being made in compliance with the requirements of Rule 5121. In compliance with Rule 5121, Apollo Global Securities, LLC will not sell any of our securities to a discretionary account unless it has received specific written approval from the account holder in accordance with Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the securities offered are investment grade rated securities. See “Underwriting (Conflicts of Interest).”

Governing Law	The notes and the indenture under which they will be issued will be governed by and construed in accordance with the laws of the State of New York.

RISK FACTORS

Investing in the notes involves risks. You should carefully review the following risk factors and the risks discussed under the captions “Risk Factors” in our 2022 10-K, Q1 2023 10-Q, Q2 2023 10-Q and Q3 2023 10-Q, each of which are incorporated by reference in this prospectus supplement, or any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus supplement, and in any free writing prospectus that we provide you in connection with the offering of the notes pursuant to this prospectus supplement. You should carefully review the other risks and uncertainties discussed in this prospectus supplement and the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and in any such free writing prospectus. The risks and uncertainties discussed below and in the documents referred to above, as well as other matters discussed in this prospectus supplement and in those documents, could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of the notes. Moreover, the risks and uncertainties discussed below and in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of the notes could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

Risks Relating to the Notes and the Guarantees

The Issuer and the Guarantors are holding companies and will depend upon funds from their respective subsidiaries to meet their obligations under the notes and the guarantees, respectively. The notes and the guarantees will be structurally subordinated to the claims of the creditors of the Issuer’s and the Guarantors’ respective subsidiaries.

The Issuer and each of the Guarantors are holding companies, and their only significant assets are their investments in their respective subsidiaries. As holding companies, the Issuer and the Guarantors are dependent upon intercompany transfers of funds from their respective subsidiaries to meet their obligations under the notes and the guarantees, respectively. The ability of such entities to make other payments to the Issuer and the Guarantors may be restricted by, among other things, applicable laws as well as agreements to which those entities may be a party. Therefore, the Issuer’s ability and the Guarantors’ abilities to make payments in respect of the notes or the guarantees, respectively, may be limited.

None of the subsidiaries of the Issuer, other than the Guarantors, will have any obligations in respect of the notes, unless any such entities become guarantors. See “Description of the Notes.” Accordingly, the notes will be structurally subordinated to claims of creditors (including trade creditors, if any) of all the subsidiaries of the Issuer, other than the Guarantors, except to the extent that any such entities become guarantors. In addition, certain direct and indirect wholly-owned subsidiaries of the Guarantors are obligors under the senior credit agreement, but will not be guarantors of the notes. The senior credit agreement provides for a $1.0 billion revolving facility. As of September 30, 2023, no borrowings were outstanding under the revolving facility. All obligations of each subsidiary of the Issuer and the Guarantors that is not itself a Guarantor will have to be satisfied before any of the assets of such entities would be available for distribution, upon a liquidation or otherwise, to the Issuer or the Guarantors, respectively.

In contrast to typical guaranteed debt securities, the Issuer and the Guarantors of the notes are holding companies. Accordingly, the notes have similar credit characteristics to holding company debt that does not have the benefit of guarantees and are structurally subordinated to the claims of creditors of our fee generating businesses.

The guarantees of the notes are intended to serve a different purpose than guarantees in a traditional guaranteed debt structure. In a typical debt offering with guarantees, the notes are issued by a parent holding company and the obligations are fully and unconditionally guaranteed by the issuer’s wholly-owned domestic subsidiaries. This has the effect of improving the credit quality of what would otherwise be holding company debt by effectively eliminating structural subordination of the parent’s debt obligation to the trade and other creditors of the operating businesses. By contrast, the guarantees of the notes are issued by intermediate holding companies and, therefore, the notes and guarantees will remain structurally subordinated to the creditors of our fee generating businesses. Accordingly, the credit quality of the notes and related guarantees is more similar to holding company debt securities than traditional guaranteed debt securities.

The reason we elected to have the Guarantors guarantee the Issuer’s payment obligations under the indenture was to ensure that the payment obligation was at a level in our organizational structure that owns a significant portion of our fee generating businesses.

AHL is not liable for payments of amounts due under the notes being offered herein.

AHL is a direct subsidiary of the Issuer. The notes being offered herein are obligations only of the Issuer and are unconditionally and irrevocably guaranteed by the Guarantors. AHL and its direct and indirect subsidiaries will not be Guarantors of the notes and will not be liable for the payment of amounts due under the notes. AHL and its direct and indirect subsidiaries are subsidiaries of the Issuer and are obligors under certain credit agreements and notes with aggregate indebtedness of $3,634 million as of September 30, 2023. In addition, AHL and its subsidiaries will not be subject to the covenants set forth in the indenture.

Your right to receive payments on the notes is effectively subordinated to the rights of those lenders who have a security interest in the assets of the Issuer, the Guarantors and the subsidiaries of the Issuer and the Guarantors.

The Issuer’s obligations under the notes are unsecured. In the future, the Issuer, the Guarantors or the subsidiaries of the Issuer or the Guarantors may incur indebtedness that is secured by certain or substantially all of their respective tangible and intangible assets, including the equity interests of each of their existing and future subsidiaries. If the Issuer, the Guarantors or the subsidiaries of the Issuer or the Guarantors were unable to repay any such secured indebtedness, the creditors of such obligations could foreclose on the pledged or charged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture or obligations under the notes are otherwise due and payable at such time. In any such event, because the notes are unsecured, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to fully satisfy your claims.

The Issuer may not be able to repurchase the notes upon a Change of Control Repurchase Event.

Upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of the Notes—Offer to Repurchase Upon a Change of Control Repurchase Event”), each holder of the notes will have the right to require the Issuer (or each of the Guarantors) to repurchase all or any part of such holder’s notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. If we experience a Change of Control Repurchase Event, we cannot assure you that the Issuer (or the Guarantors) would have sufficient financial resources available to satisfy its obligations to repurchase the notes. The Issuer’s (or the Guarantors’) failure to repurchase the notes as required under the indenture would result in a default under the indenture, which could result in defaults under the senior credit facilities and other indebtedness of the Issuer or Guarantors, including the acceleration of the payment of any borrowings thereunder and have material adverse consequences for the holders of the notes. In addition, the change of control provisions in the indenture may not protect you from certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness), reorganization, restructuring, merger or other similar transaction. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change that constitutes a “Change of Control” as defined in the indenture that would trigger our obligation to repurchase the notes. If an event occurs that does not constitute a “Change of Control” as defined in the indenture, we will not be required to make an offer to repurchase the notes and you may be required to continue to hold your notes despite the event. In addition, for a Change of Control Repurchase Event to occur there must be not only a “Change of Control” transaction as defined in the indenture, but also a Below Investment Grade Rating Event (as defined herein) resulting from such transaction. See “Description of the Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

The notes are a new issue of securities for which there is no established public market. We do not intend to list the notes on any national or international securities exchange or arrange for them to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the notes, and they may discontinue their market making activities at any time without notice. Therefore, we cannot assure you that an active trading market for the notes will develop or, if developed, that it will continue. We cannot assure you that the market, if any, for the notes will be free from disruptions that may adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon our credit ratings with major credit rating agencies, prevailing interest rates, the market for similar notes, our performance, overall conditions of the economy and financial markets and other factors.

If an active trading market does develop, changes in our credit ratings or in the debt markets could adversely affect the market price of the notes.

The market price for the notes will depend on many factors, including:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, financial condition and future prospects; and

•	the overall condition of the economy and the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Fluctuations could have an adverse effect on the market price of the notes.

Credit rating agencies also continually review their ratings for debt securities of companies that they follow, including us. Negative changes in our ratings could have an adverse effect on the market price of the notes. The effect of any credit rating downgrade would be to increase our costs of borrowing in the future.

Redemption may adversely affect your return on the notes.

The Issuer has the right to redeem some or all of the notes prior to maturity, as described under “Description of the Notes—Optional Redemption of the Notes.” The Issuer may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

There will be limited covenants and protections in the indenture.

While the indenture and the notes will contain terms intended to provide protection to holders upon the occurrence of certain events involving significant corporate transactions and our creditworthiness, these terms will be limited and may not be sufficient to protect your investment in the notes. For example, there will be no financial covenants in the indenture.

Credit ratings may not reflect all risks.

One or more credit rating agencies are expected to assign credit ratings to the notes. Any such ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above and incorporated by reference herein and other factors that may affect the value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

The rating agencies may change their practices for rating the notes, which change may affect the market price of the notes.

The rating agencies that currently publish a rating for us, including Fitch Ratings, Ltd., a division of Fitch Inc., Moody’s Investor Service, Inc., a subsidiary of Moody’s Corporation, and S&P Global Ratings, a division of S&P Global Inc., may, from time to time in the future, change the way they analyze securities with features similar to the notes. This may include, for example, changes to the relationship between ratings assigned to an issuer’s subordinated securities and ratings assigned to securities with features similar to the notes. If the rating agencies change their criteria or practices for rating these types of securities in the future, and the ratings of the notes are subsequently lowered, that could have a negative impact on the trading price of the notes.

U.S. federal and state fraudulent transfer laws, and applicable Cayman Islands law, may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and any guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the notes.

The Issuer, AAM and AMH are each formed under the laws of the State of Delaware and the remaining Guarantors are each formed under the law of the Cayman Islands (such guarantors, the “Cayman Guarantors”). While relevant fraudulent transfer laws may vary across jurisdictions, such laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and any guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the notes. Relevant fraudulent transfer and conveyance statutes, and applicable Cayman Islands law, may apply to the issuance of the notes, the incurrence of any guarantees of the notes entered into upon issuance of the notes and guarantees that may be entered into thereafter under the terms of the indenture. Under applicable bankruptcy law and comparable provisions of fraudulent transfer or conveyance laws, which may vary from jurisdiction to jurisdiction, the notes or any guarantee could be voided as a fraudulent transfer or conveyance if (1) the Issuer or any of the Guarantors, as applicable, issued the notes or incurred its guarantee with the intent of hindering, delaying or defrauding creditors or (2) the Issuer or any of the Guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing the notes or incurring its guarantee and, in the case of (2) only, one of the following is also true at the time thereof:

•	the Issuer or any of the Guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•	the issuance of the notes or the incurrence of the guarantees left the Issuer or any of the Guarantors, as applicable, with an unreasonably small amount of capital to carry on business; or

•	the Issuer or any of the Guarantors intended to, or believed that it would, incur debts beyond the Issuer’s or such Guarantor’s ability to pay such debts as they mature.

A court would likely find that the Issuer or a Guarantor did not receive reasonably equivalent value or fair consideration for the notes or a guarantee if the Issuer or such Guarantor did not substantially benefit directly or indirectly from the issuance of the notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or new or antecedent debt is secured or satisfied.

We cannot be certain as to the standards a court would use to determine whether or not the Issuer or the Guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to the Issuer’s or any of the Guarantors’ other debt. Generally, however, an entity would be considered insolvent if at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

If a court were to find that the issuance of the notes or the incurrence of the guarantees was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantees or subordinate the notes or such guarantees to presently existing and future indebtedness of the Issuer or of the applicable Guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantees. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes.

Although each guarantee entered into by a Guarantor will contain a provision intended to limit that Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that Guarantor’s obligation to an amount that effectively makes its guarantee worthless.

Noteholders may face difficulties in enforcing the guarantees provided by the Cayman Guarantors because each Cayman Guarantor is an exempted limited partnership formed under Cayman Islands law.

Each of the Cayman Guarantors is an exempted limited partnership formed under the law of the Cayman Islands. We have been advised by Walkers, our Cayman Islands legal counsel, that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce against a Cayman Guarantor judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state and (ii) in original actions brought in the Cayman Islands, impose liabilities against a Cayman Guarantor predicated upon the civil liability provisions of the federal securities laws of the United States or any state. In those circumstances, although there is no Cayman Islands statute which provides for automatic recognition or enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands may recognize and enforce an in personam foreign money judgment of a foreign court of competent jurisdiction, by an action commenced on the judgment obtained in the United States in the courts of the Cayman Islands without retrial on the merits at common law based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be one in respect of which the relevant United States court had jurisdiction over the Cayman Guarantor according to Cayman Islands conflict of law rules, final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty or similar fiscal or revenue obligations or, in certain circumstances for in personam non-money-relief, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands. However, the courts of the Cayman Islands are unlikely to enforce a judgment obtained from a court of the United States under civil liability provisions of the federal securities laws of the United States if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from courts of the United States would be enforceable in the Cayman Islands.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the notes in this offering will be approximately $493.1 million, after deducting the underwriting discount but before offering expenses payable by us.

We intend to use the proceeds from the offering of the notes to (a) repurchase, repay, redeem or otherwise retire in full the $500 million aggregate principal amount outstanding of 2024 Senior Notes before or upon their maturity and (b) pay related fees and expenses. Certain of the underwriters or their affiliates may hold a portion of the 2024 Senior Notes that we intend to repurchase, repay, redeem or otherwise retire in full before or upon their maturity, as described above, in which case they will receive a portion of the proceeds of this offering.

This prospectus supplement does not constitute a notice of redemption with respect to the 2024 Senior Notes.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2023:

(i)	on an actual basis; and

(ii)	on an as-adjusted basis to give effect to this offering and the use of proceeds therefrom.

You should read this table in conjunction with the section titled “Use of Proceeds” included in this prospectus supplement, and with the financial statements and the related notes and reconciliations incorporated by reference in this prospectus supplement.

	As of September 30, 2023
	Actual	As Adjusted
	($ in millions)
Liabilities
Total indebtedness of Athene Holding Ltd. or its subsidiaries(1)	$3,634	$3,634
Guarantor indebtedness of Apollo Asset Management, Inc. or its subsidiaries(2)	2,793	2,294
Notes offered hereby(3)	—	493
Junior Subordinated Notes of Apollo Global Management, Inc.	584	584
Non-guarantor indebtedness of Apollo Asset Management, Inc. or its subsidiaries(4)	15	15

Total indebtedness of Apollo Global Management, Inc. and Apollo Asset Management, Inc. or its subsidiaries	3,392	3,386
Other Debt(5)	—	—
Total debt	7,026	7,020

Equity
6.75% Series A Mandatory Convertible Preferred Stock of Apollo Global Management, Inc.	1,397	1,397
Preferred Stock of Athene Holding Ltd.	3,154	3,154
Additional paid in capital	14,605	14,605
Retained earnings (accumulated deficit)	535	535
Accumulated other comprehensive income (loss)	(8,095)	(8,095)
Non-controlling interests	6,079	6,079

Total equity	17,675	17,675

Total capitalization	$24,701	$24,695

(1)	Represents indebtedness issued by Athene Holding Ltd. or its subsidiaries. All such indebtedness is not guaranteed by the Issuer or any of the Guarantors of the notes.
(2)	Represents indebtedness issued by Apollo Asset Management, Inc. or its subsidiaries, which is guaranteed by the Issuer or any of the Guarantors of the notes.
(3)	Net proceeds from the offering of $500 million aggregate principal amount of notes represents gross proceeds of $496.4 million less $3.3 million of underwriting discount.
(4)	Represents indebtedness issued by Apollo Asset Management, Inc. or its subsidiaries, which is not guaranteed by the Issuer or any of the Guarantors of the notes.
(5)	As of September 30, 2023, no amounts had been drawn under our revolving credit facilities.

As of September 30, 2023, our subsidiary AHL had issued and outstanding (i) 34,500,000 Depositary Shares, each representing a 1/1,000th interest in a 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative

Preference Share, Series A with an aggregate liquidation preference of $862,500,000, (ii) 13,800,000 Depositary Shares, each representing a 1/1,000th interest in a 5.625% Fixed-Rate Perpetual Non-Cumulative Preference Share, Series B with an aggregate liquidation preference of $345,000,000, (iii) 24,000,000 Depositary Shares, each representing a 1/1,000th interest in a 6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preference Share, Series C with an aggregate liquidation preference of $600,000,000, (iv) 23,000,000 Depositary Shares, each representing a 1/1,000th interest in a 4.875% Fixed-Rate Perpetual Non-Cumulative Preference Share, Series D with an aggregate liquidation preference of $575,000,000 and (v) 20,000,000 Depositary Shares, each representing a 1/1,000th interest in a 7.75% Fixed-Rate Reset Perpetual Non-Cumulative Preference Share, Series E with an aggregate liquidation preference of $500,000,000.

DESCRIPTION OF THE NOTES

Set forth below is a description of the material terms of the 6.375% Senior Notes due 2033 (the “notes”). This description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the “TIA”), and to all of the provisions of the Indenture (as defined below) governing the notes and those terms made a part of the Indenture by reference to the TIA. In addition to reading this description of the notes, you should also read the Indenture under which the notes are to be issued because it, and not this description, will define your rights as a holder of the notes. A copy of the Indenture will be available from the Issuer (as defined below) upon request.

General

The notes will be issued by Apollo Global Management, Inc. (the “Issuer” and, together with the Guarantors (as defined below), the “Credit Parties”). The notes will be fully and unconditionally guaranteed on a joint and several basis by Apollo Asset Management, Inc., Apollo Principal Holdings I, L.P., Apollo Principal Holdings II, L.P., Apollo Principal Holdings III, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings V, L.P., Apollo Principal Holdings VI, L.P., Apollo Principal Holdings VII, L.P., Apollo Principal Holdings VIII, L.P., Apollo Principal Holdings IX, L.P., Apollo Principal Holdings X, L.P., Apollo Principal Holdings XII, L.P., AMH Holdings (Cayman), L.P. and Apollo Management Holdings, L.P. (collectively, the “Initial Guarantors”). Other than the Initial Guarantors, the other subsidiaries of the Issuer (including Athene Holding Ltd.) will not be required to guarantee or have any obligation in respect of the notes, other than as set forth in “—Guarantees” below.

The notes will be issued under an indenture (the “Indenture”), to be entered into by and among the Issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”).

The notes will be issued in an initial aggregate principal amount of $500,000,000 in fully registered form only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on November 15, 2033, unless the Issuer redeems or repurchases the notes prior to that date, as described below under “—Optional Redemption of the Notes,” and “—Offer to Repurchase Upon a Change of Control Repurchase Event.”

The terms of the notes are stated in the Indenture. The Indenture does not limit the amount of other debt that the Issuer or the Initial Guarantors may incur. The Issuer may, from time to time, without the consent of the holders of the notes, issue other debt securities in addition to the notes. The Issuer may also, from time to time, without the consent of the holders of the notes, increase the principal amount of the notes that may be issued under the Indenture and issue additional notes of this series in the future. Any such additional notes will have the same terms as the notes being offered hereby but may be offered at a different offering price or have a different issue date, initial interest accrual date or initial interest payment date than the notes being offered hereby. If issued, these additional notes will become part of the same series as the notes being offered hereby, including for purposes of voting, redemptions and offers to purchase. If any additional notes are not fungible with the notes being offered hereby for U.S. federal income tax purposes, such additional notes will not have the same CUSIP number as the notes offered hereby.

The notes do not provide for any sinking fund.

Principal and Interest

The notes will bear interest from and including November 13, 2023, or from and including the most recent interest payment date to which interest has been paid or duly provided for, at the annual rate of 6.375%. Interest on the notes will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing

May 15, 2024, to the persons in whose names the notes are registered at the close of business on the immediately preceding May 1 and November 1, respectively (whether or not a business day), subject to certain exceptions. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Amounts due on the stated maturity date or earlier redemption or repurchase date of the notes will be payable at the corporate trust office of the Trustee, initially at 100 Wall Street, Suite 600, New York, NY 10005. The Issuer will make payments of principal, premium, if any, and interest in respect of the notes in book-entry form to DTC in immediately available funds, while disbursement of such payments to owners of beneficial interests in notes in book-entry form will be made in accordance with the procedures of DTC and its participants in effect from time to time. The Trustee will initially act as paying agent for payments with respect to the notes. The Issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Issuer will be required to maintain a paying agent for the notes. All moneys paid by the Issuer to a paying agent for the payment of principal, interest, premium, if any, or the repurchase or redemption price on notes which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to the Issuer upon request, and the holder of such notes thereafter may look only to the Issuer for payment thereof.

Neither the Issuer nor the Trustee will impose any service charge for any transfer or exchange of a note. However, the Issuer may require you to pay any taxes or other governmental charges in connection with a transfer or exchange of notes.

The Issuer is not required to transfer or exchange any notes selected for redemption or repurchase for a period of 15 days before mailing of a notice of redemption or repurchase of the notes to be redeemed or repurchased, as the case may be.

If any interest payment date, stated maturity date or earlier redemption or repurchase date falls on a day that is not a business day in The City of New York, the Issuer will make the required payment of principal, premium, if any, and/or interest on the next business day as if it were made on the date payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date, stated maturity date or earlier redemption or repurchase date, as the case may be, to the next business day.

The transferor of any certificated notes (as opposed to notes in book-entry form) shall also provide or cause to be provided to the Trustee all information in its possession that is necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under section 6045 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

As used in the Indenture, the term “business day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on, or any redemption or repurchase price of, the notes are payable.

Guarantees

The obligations of the Issuer pursuant to the notes, including any repurchase obligation resulting from a Change of Control Repurchase Event, will be fully and unconditionally guaranteed (the “Note Guarantees”), jointly and severally, on a senior basis, by each of the Initial Guarantors and any Additional Guarantors as defined below (Additional Guarantors, if any, together with the Initial Guarantors, the “Guarantors”).

Any New Apollo Operating Group Entity (as defined below) (other than a Non-Guarantor Entity (as defined below)) must provide a Note Guarantee, whereupon such New Apollo Operating Group Entity shall be an

“Additional Guarantor.” Athene Holding Ltd. and its direct and indirect subsidiaries will not be required to guarantee the notes.

Other than the Initial Guarantors, the other subsidiaries of the Issuer (including Athene Holding Ltd.) will not guarantee or have any obligation in respect of the notes at the time of issuance. The Issuer and the Initial Guarantors are holding companies that hold equity interests in operating entities. The Issuer and the Initial Guarantors depend upon funds from their respective subsidiaries to meet their obligations in respect of the notes or the Note Guarantees, as applicable. Accordingly, the credit character of the notes is that of debt issued by a holding company.

Each Note Guarantee will be a general unsecured obligation of the relevant Guarantor and will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes or a Guarantor may have effectively no obligation under its Note Guarantee.

The Note Guarantee of a Guarantor will terminate:

•

if such Guarantor is sold or disposed of (whether by merger, consolidation or the sale of all or substantially all of its assets) to an entity that is not required to become a Guarantor, if such sale or disposition is otherwise in compliance with the Indenture, including the covenant described in “—Consolidation, Merger, Sale of Assets and Other Transactions;”

•	if such Guarantor is designated a Non-Guarantor Entity in accordance with the Indenture;

•	if the Issuer effects a defeasance or discharge of the notes, as provided in “—Defeasance and Covenant Defeasance;” or

•	upon full and final payment of the notes.

“New Apollo Operating Group Entity” means any subsidiary (other than a directly or indirectly wholly-owned subsidiary) of Apollo Asset Management, Inc. other than (i) a then-existing Guarantor, (ii) any Person in which Apollo Asset Management, Inc. directly or indirectly owns its interest through one or more then-existing Guarantors or (iii) any Person through which Apollo Asset Management, Inc. directly or indirectly owns its interests in one or more then-existing Guarantors.

“Non-Guarantor Entity” means any Person designated by the Issuer as such in accordance with the Indenture. The Indenture will provide that the Issuer may designate any Person as a Non-Guarantor Entity if (1) such Person is directly or indirectly wholly-owned by one or more Credit Parties or (2) such Person, together with all then-existing Non-Guarantor Entities designated pursuant to this clause (2) on a combined and consolidated basis and taken as a whole, would not constitute a “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act or any successor provision) of the Issuer (the foregoing, the “Non-Guarantor Limitation”). The Issuer may also, from time to time, remove the designation of any Person as a Non-Guarantor Entity and must remove the designation as to one or more Non-Guarantor Entities designated pursuant to clause (2) of the immediately preceding sentence to the extent as of the end of any fiscal quarter such Non-Guarantor Entities exceed the Non-Guarantor Limitation. Any such designation or removal by the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Issuer’s board of directors giving effect to such designation or removal, and in the case of a designation, a certificate of a financial officer of the Issuer certifying that such designation complied with the foregoing provisions.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

Ranking

The payment of the principal of, premium, if any, and interest on the notes and the payment of any Note Guarantee will:

•	rank equally in right of payment with all existing and future unsecured and unsubordinated Indebtedness (as defined below), liabilities and other obligations of the Issuer or the relevant Guarantor;

•	rank senior in right of payment to all existing and future subordinated Indebtedness of the Issuer or the relevant Guarantor;

•	be effectively subordinated to all existing and future secured Indebtedness of the Issuer or the relevant Guarantor, to the extent of the value of the assets securing such Indebtedness; and

•

be structurally subordinated in right of payment to all existing and future Indebtedness, liabilities and other obligations of each subsidiary of the Issuer or the relevant Guarantor that is not itself a Guarantor.

The Indenture does not contain any limitations on the amount of additional Indebtedness that the Issuer or any of the Guarantors or their respective subsidiaries may incur.

As of September 30, 2023, each of the Issuer and the Guarantors had $2,465 million in outstanding senior Indebtedness ranking equally with the notes and the Note Guarantees and $881 million in outstanding Indebtedness ranking junior to the notes and the Note Guarantees.

“Indebtedness” shall mean (a) any obligation of, or any obligation guaranteed by, the Issuer or the Guarantors for which such Person is responsible or liable as obligor or otherwise including principal, premium and interest (whether accruing before or after filing of any petition in bankruptcy or any similar proceedings by or against the Credit Parties and whether or not allowed as a claim in bankruptcy or similar proceedings) for (i) indebtedness for money borrowed, (ii) indebtedness evidenced by securities, bonds, debentures, notes or other similar written instruments, (iii) any deferred obligation for the payment of the purchase price or conditional sale obligation of property or assets acquired other than in the ordinary course of business, (iv) all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction, (v) all obligations under “keep-well” agreements required by insurance regulators or (vi) any obligation referred to in (i) through (v) above of other persons secured by any lien on any property or asset of the Credit Parties (to the extent of the value of such property or asset subject to such lien) and (b) all indebtedness for obligations to make payment in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts (including future or options contracts) swap agreements, cap agreements, repurchase and reverse repurchase agreements and similar arrangements, whether outstanding on the first issuance of the notes or thereafter created, assumed or incurred.

The notes and Note Guarantees are obligations of the Credit Parties and are not obligations of the subsidiaries of the Credit Parties, other than a subsidiary that is itself one of the Credit Parties. The Credit Parties do not conduct material independent operations and substantially all of their operations are conducted through subsidiaries of the Credit Parties. The Credit Parties’ cash flow and ability to service debt, including the notes, depend upon receiving loans, advances and other payments from the subsidiaries of the Credit Parties. These subsidiaries are separate and distinct legal entities and they have no obligation to pay any amounts due on the notes or to provide the Credit Parties with funds to satisfy any payment obligations with respect to the notes. In addition, any payment of dividends, distributions, loans or advances by subsidiaries of the Credit Parties could be subject to statutory or contractual restrictions. Payments due to the Credit Parties by their respective subsidiaries will also be contingent upon the earnings and business considerations of such subsidiaries. The Credit Parties’ right to receive any assets of any of their respective subsidiaries, as a common equity holder of such subsidiaries, upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, would be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors, and claims of preferred equity-holders, if any. Athene Holding Ltd. and its direct and indirect subsidiaries are subsidiaries of the Issuer and are obligors under certain credit agreements and notes with aggregate Indebtedness of $3,634 million as of September 30, 2023. Athene Holding Ltd. and its direct and indirect subsidiaries will not be Guarantors of the notes. In addition, the notes are unsecured. Thus, even if any of the Credit Parties were a creditor of any Credit Party’s subsidiary, its rights as a creditor would be effectively subordinated to such subsidiary’s secured Indebtedness to the extent of the value of the collateral securing such Indebtedness and would be subordinated to such subsidiary’s Indebtedness that is senior to that held by the Credit Parties. See “Risk Factors—Risks Relating to the Notes and the Guarantees.”

Limitations on Liens

The Indenture will provide that the Credit Parties will not, and will not cause or permit any of their respective subsidiaries to, create, assume, incur or guarantee any indebtedness for money borrowed that is secured by a pledge, mortgage, lien or other encumbrance (other than Permitted Liens) on any voting stock or profit participating equity interests of their respective subsidiaries (to the extent of their ownership of such voting stock or profit participating equity interests) or any entity that succeeds (whether by merger, consolidation, sale of assets or otherwise) to all or any substantial part of the business of any of such subsidiaries, without providing that the notes (together with, if the Credit Parties shall so determine, any other Indebtedness of, or guarantee by, the Credit Parties ranking equally with the notes and existing as of the closing of the offering of the notes or thereafter created) will be secured equally and ratably with or prior to all other Indebtedness secured by such pledge, mortgage, lien or other encumbrance on the voting stock or profit participating equity interests of any such entities for so long as such other Indebtedness is so secured.

“Permitted Liens” means (a) liens on voting stock or profit participating equity interests of Athene Holding Ltd. and any of its direct or indirect subsidiaries, (b) liens on voting stock or profit participating equity interests of any subsidiary existing at the time such entity becomes a direct or indirect subsidiary of Apollo Global Management, Inc. or is merged into a direct or indirect subsidiary of Apollo Global Management, Inc. (provided such liens are not created or incurred in connection with such transaction and do not extend to any other subsidiary), (c) statutory liens, liens for taxes or assessments or governmental liens not yet due or delinquent or which can be paid without penalty or are being contested in good faith, (d) other liens of a similar nature as those described above, (e) liens existing on the issuance date of the notes offered hereby, (f) liens securing Indebtedness for borrowed money in an aggregate principal amount outstanding at any one time not to exceed $2,500 million, (g) any pledge, lien or other encumbrance (x) the board of directors of Apollo Global Management, Inc. determines does not materially detract from or interfere with the value or control, as of the date of such determination, of the Credit Parties’ or any of their subsidiaries’ voting or profit participating equity ownership interests in any subsidiary and (y) in respect thereof the Issuer delivers an officer’s certificate to the Trustee certifying that it has received a confirmation from the Rating Agencies (as defined below) that the incurrence of such pledge, lien or other encumbrance would not result in a lowering of the rating on the notes (provided that to the extent the Rating Agencies are then no longer providing advance confirmation of ratings, such officer’s certificate shall certify that the board of directors of Apollo Global Management, Inc. has determined that such pledge, lien or other encumbrance would not materially detract from the creditworthiness of the Credit Parties), and (h) any lien renewing, extending or refunding any lien permitted hereby without increase of the principal of the Indebtedness secured thereby. This covenant will not limit the ability of the Credit Parties or their subsidiaries to incur Indebtedness or other obligations secured by liens on assets other than the voting stock or profit participating equity interests of the Credit Parties and their respective subsidiaries.

“Fitch” means Fitch Ratings, Ltd., a division of Fitch, Inc., or any successor thereto.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Rating Agency” means:

•	each of Fitch, Moody’s and S&P; and

•

if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) the Exchange Act selected by the Issuer as a replacement agency for Fitch, Moody’s or S&P, or any of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor thereto.

As of September 30, 2023, there are no material liens on voting stock or profit participating equity interests of any subsidiary of the Credit Parties.

Consolidation, Merger, Sale of Assets and Other Transactions

None of the Credit Parties shall be party to a Substantially All Merger or participate in a Substantially All Sale, unless:

•

the Credit Party is the surviving Person, or the Person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made is organized under the laws of the United States, Belgium, Bermuda, Canada, Cayman Islands, France, Germany, Gibraltar, Ireland, Italy, Luxembourg, the Netherlands, Switzerland, the United Kingdom or British Crown Dependencies, a member country of the Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing (collectively, the “Permitted Jurisdictions”), and has expressly assumed by supplemental indenture all of the obligations of such Credit Party under the Indenture;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

•

the Issuer delivers to the Trustee an officer’s certificate and an opinion of counsel, each stating that such transaction and any supplemental indenture comply with the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

For as long as any notes remain outstanding, each of the Credit Parties must be organized under the laws of a Permitted Jurisdiction.

“Credit Group” means the Credit Parties and the Credit Parties’ direct and indirect subsidiaries (to the extent of their economic ownership interest in such subsidiaries) taken as a whole.

“Substantially All Merger” means a merger or consolidation of one or more Credit Parties with or into another Person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of the properties and assets of the Credit Group to a Person that is not within the Credit Group immediately prior to such transaction.

“Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other Person in one or a series of related transactions, directly or indirectly, of all or substantially all of the properties and assets of the Credit Group to a Person that is not within the Credit Group immediately prior to such transaction.

Any Person that becomes a successor pursuant to this covenant will be substituted for the applicable Credit Party in the Indenture, with the same effect as if it had been an original party to the Indenture. As a result, the successor may exercise the rights and powers of the applicable Credit Party under the Indenture, and, except in the case of a lease, the prior Credit Party will be released from all of its liabilities and obligations under the Indenture and under the notes and Note Guarantees.

Any substitution of a successor for the applicable Credit Party might be deemed for U.S. federal income tax purposes to be an exchange of the notes for “new” notes, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to the beneficial owners of the notes. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event (as defined below) occurs, unless the Issuer has exercised its option to redeem the notes as described below, the Issuer will make an offer to each holder of notes to repurchase all or any part (each new note will be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of repurchase (the “Repurchase Price”). Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Issuer will give notice to each holder (with a copy to the Trustee) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given. The notice shall, if given prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, the Issuer will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Issuer’s offer;

(2)	deposit with the paying agent an amount equal to the aggregate Repurchase Price in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the Trustee the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of notes being repurchased by the Issuer.

The paying agent will promptly deliver to each holder of notes properly tendered the Repurchase Price for the notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided that each new note will be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

The Issuer will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if (i) a third party makes an offer in respect of the notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all notes properly tendered and not withdrawn under its offer or (ii) the Issuer has given written notice of a redemption as provided below under “—Optional Redemption of the Notes.”

There can be no assurance that sufficient funds will be available at the time of any Change of Control Repurchase Event to make required repurchases of notes tendered. The failure of the Issuer or the Guarantors to repurchase the notes upon a Change of Control Repurchase Event would result in a default under the Indenture. If the holders of the notes exercise their right to require the Issuer to repurchase the notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could result in defaults under the other debt instruments to which the Issuer or the Guarantors are party, including the acceleration of the payment of any borrowings thereunder. It is possible that the Credit Parties will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Credit Parties’ other debt and the notes. See “Risk Factors—Risks Relating to the Notes and the Guarantees—The Issuer may not be able to repurchase the notes upon a Change of Control Repurchase Event.”

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties and assets of the Credit Group. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Credit Group to another Person or group may be uncertain.

For purposes of the notes:

“Below Investment Grade Rating Event” means the rating on the notes is lowered in respect of a Change of Control and the notes are rated below Investment Grade by any two of three Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if during such 60-day period the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if each of such two Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Issuer in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Issuer will request the Rating Agencies to make such confirmation in connection with any Change of Control and shall promptly deliver an officer’s certificate to the Trustee certifying as to whether or not such confirmation has been received or denied.

“Change of Control” means the occurrence of the following:

•

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Credit Group taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision), other than to a Continuing Apollo Person; or

•

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision), other than a Continuing Apollo Person, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision) of a majority of the voting interest in Apollo Global Management, Inc.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Continuing Apollo Person” means, immediately prior to and immediately following any relevant date of determination, (a) an individual who is an executive or other employee of Apollo Global Management, Inc. and/or its subsidiaries who, as of any date of determination each has devoted substantially all of his or her business and professional time to the activities of Apollo Global Management, Inc. and/or its subsidiaries during the 12 month period immediately preceding such date, (b) any Person in which any one or more of such individuals directly or indirectly, singly or as a group, holds a majority of the controlling interests, (c) any Person that is a family member of such individual or individuals or (d) any trust, foundation or other estate planning vehicle for which such individual acts as a trustee or beneficiary (any Person referred to in clause (b), (c) or (d) is referred to as a “Related Party”). Notwithstanding the foregoing, each of the executive officers of Apollo Global Management, Inc. and any Related Party of each such executive officer shall be deemed to be a Continuing Apollo Person.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the notes for reasons outside of the Issuer’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Issuer as a replacement Rating Agency).

Optional Redemption of the Notes

Prior to August 15, 2033 (three months prior to the maturity date) (the “Par Call Date”), the notes will be redeemable, in whole or in part, at the Issuer’s option, at any time or from time to time, at a redemption price equal to the greater of:

•

the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed (exclusive of interest accrued to the redemption date) discounted to the redemption date (assuming the notes being redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate, plus 30 basis points, and

•	100% of the principal amount of the notes being redeemed,

plus, in either case, accrued and unpaid interest on the principal amount of the notes being redeemed to, but excluding, the redemption date.

On or after the Par Call Date, the notes may be redeemed, in whole or in part, at the Issuer’s option, at any time or from time to time, on notice given not more than 60 days nor less than 10 days prior to the redemption date, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at

11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time on such date. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

In the case of any partial redemption, selection of the notes for redemption will be made by the Trustee by such method as the Trustee deems fair and appropriate, including by lot or pro rata in accordance with DTC’s procedures. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Notice of redemption will be mailed to each holder of notes to be redeemed not less than 10 nor more than 60 days prior to the date set for such redemption. This notice will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the notes to be redeemed; that on the redemption date the redemption price will become due and payable and that interest will cease to accrue; the place or places where such notes are to be surrendered for payment of the redemption price; and the CUSIP number of the notes to be redeemed.

Notice of any redemption upon any corporate transaction or other event may be given prior to the completion thereof. In addition, any redemption described above or notice thereof may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed, and/or that such notice may be rescinded at any time by the Issuer if the Issuer determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). For the avoidance of doubt, if any redemption date shall be delayed as contemplated by this paragraph and the terms of the applicable notice of redemption, such redemption date as so delayed may occur, subject to the applicable procedures of DTC, at any time after the original redemption date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original redemption date or more than 60 days after the applicable notice of redemption. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

By no later than 11:00 a.m. (New York City time) on the redemption date, the Issuer will deposit or cause to be deposited with the Trustee or with another paying agent (or, if any of the Credit Parties is acting as the Issuer’s paying agent with respect to the notes, such Credit Party will segregate and hold in trust as provided in the Indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date) accrued interest on, all of the notes or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the notes to be redeemed, and interest, if any, on the notes to be redeemed will cease to accrue from and after that date. Upon surrender of any such notes for redemption, the Issuer will pay those notes surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by the Issuer for such purpose, and the Issuer will execute, and the Trustee will authenticate and deliver to a holder without service charge, new notes of the same series and of like tenor, of any authorized denomination as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the principal of the notes that holder surrenders.

Financial Reports

For so long as Apollo Global Management, Inc. is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer must provide (or cause its affiliates to provide) to the Trustee, unless available on the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) System (or successor system), within 15 days after Apollo Global Management, Inc. files the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which Apollo Global Management, Inc. may file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

The Issuer has also agreed that, for so long as any notes remain outstanding, during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, it will furnish to the holders of the notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended. The Issuer will, or will cause its affiliates to, make the above information and reports available to securities analysts and prospective investors upon request.

The Trustee shall have no liability whatsoever to determine if any reports or information have been posted on the SEC’s EDGAR System (or successor system).

Events of Default, Notice and Waiver

The following shall constitute “Events of Default” under the Indenture with respect to the notes:

•	the Issuer’s failure to pay any interest on the notes when due and payable, continued for 30 days;

•	the Issuer’s failure to pay principal (or premium, if any) on any notes when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

•	the Issuer’s failure to pay the Repurchase Price when due in connection with a Change of Control Repurchase Event;

•

any Credit Party’s failure to observe or perform any other covenants or agreements with respect to the notes for 90 days after the Issuer receives written notice of such failure from the Trustee or 90 days after the Issuer and the Trustee receive written notice of such failure from the holders of at least 25% in aggregate principal amount of the outstanding notes;

•	certain events of bankruptcy, insolvency or reorganization of the Issuer or of any Guarantor (other than an Insignificant Guarantor); and

•

a Note Guarantee of any Guarantor (other than an Insignificant Guarantor) ceases to be in full force and effect or is declared to be null and void and unenforceable or such Note Guarantee is found to be invalid and such default continues for 10 days or a Guarantor (other than an Insignificant Guarantor) denies its liability under its Note Guarantee (other than by reason of release of such Guarantor in accordance with the terms of the Indenture).

“Insignificant Guarantor” means a Guarantor (or a group of Guarantors taken together) that would not, on a combined and consolidated basis and taken as a whole together with all then-existing Non-Guarantor Entities designated pursuant to clause (2) of the definition of Non-Guarantor Entity, as set forth above under the caption “—Guarantees,” constitute a “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act or any successor provision) of the Issuer.

If an Event of Default with respect to the notes shall occur and be continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare, by notice as provided in the Indenture, the principal amount of all outstanding notes to be due and payable immediately; provided that, in the case of an Event of Default involving certain events of bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided, further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived.

Any past default under the Indenture with respect to the notes, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all outstanding notes, except in the case of (i) a default in the payment of the principal of (or premium, if any) or interest on any note, or the Repurchase Price in connection with a Change of Control Repurchase Event, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each note affected.

The Trustee is required within 90 days after the occurrence of a default (of which a responsible trust officer of the Trustee has received written notice and is continuing), with respect to the notes (without regard to any grace period or notice requirements), to give to the holders notice of such default; provided that except in the case of a default in the payment of principal of (or premium, if any) or interest on any note, or the Repurchase Price in connection with a Change of Control Repurchase Event, the Trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the holders.

The Trustee, subject to its duties during a default to act with the required standard of care, may require indemnification by the holders of the notes, reasonably satisfactory to the Trustee, with respect to which a default has occurred before proceeding to exercise any right or power under the Indenture at the request of such holders. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the notes; provided that such direction shall not be in conflict with any rule of law or with the Indenture and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

No holder of notes may institute any action against the Credit Parties under the Indenture or the notes (except actions for payment of overdue principal of (and premium, if any) or interest on such notes in accordance with its terms) unless (i) the holder has given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the notes specifying an Event of Default, as required under the Indenture; (ii) the holders of at least 25% in aggregate principal amount of outstanding notes under the Indenture shall have requested the Trustee to institute such action and offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the Trustee shall not have instituted such action within 60 days of such request; and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the notes.

The Issuer is required to furnish the Trustee annually a statement by certain of its officers to the effect that, to the best of their knowledge, the Issuer is not in default in the fulfillment of any of its obligations under the Indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default.

Defeasance and Covenant Defeasance

Except as prohibited by the Indenture, if the Issuer deposits with the Trustee sufficient money or United States government obligations (in the case of United States government obligations or a combination of money and United States government obligations, in an amount deemed sufficient in the opinion of a nationally recognized firm of independent public accountants), or both, to pay the principal of, premium, if any, and interest on, the notes on the scheduled due dates therefor, then at the Issuer’s option the Issuer may be discharged from certain of its obligations with respect to the notes or elect that its failure to comply with certain restrictive covenants, including those described in “—Offer to Repurchase Upon a Change of Control Repurchase Event,” “—Consolidation, Merger, Sale of Assets and Other Transactions,” “—Limitations on Liens” and the requirement to add Additional Guarantors as described in “—Guarantees” will not be deemed to be or result in an Event of Default under the notes.

Modification and Waiver

The Issuer, the Guarantors and the Trustee may modify the Indenture and the notes in a manner that affects the interests or rights of the holders of notes with the consent of the holders of at least a majority in aggregate principal amount of the notes at the time outstanding. However, the Indenture will require the consent of each holder of notes affected by any modification which would:

•	change the fixed maturity of, or any installment of principal or interest on, the notes;

•	reduce the principal amount of the notes payable at or upon acceleration of the maturity thereof, or reduce the rate or extend the time of payment of interest thereon;

•	reduce the price at which the notes must be repurchased in connection with a Change of Control Repurchase Event;

•	reduce any premium payable upon the redemption or change the date on which the notes must be redeemed;

•	change the currency in which the notes or any premium or interest is payable;

•

impair the contractual right of any holder to bring suit for the payment of principal, premium, if any, and interest on its notes, on or after the respective due dates expressed or provided for in such notes;

•

reduce the percentage in principal amount of outstanding notes the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

•	subordinate the notes or any Note Guarantee to any other obligation of the Issuer or the applicable Guarantor;

•	modify the Note Guarantees in any manner adverse to the holders (in any material respect); or

•	modify any of the above.

The Issuer, the Guarantors and the Trustee may also modify and amend the Indenture and the notes without the consent of any holders of notes to:

•	add covenants that would benefit the holders of any notes or surrender any right or power the Indenture confers upon the Credit Parties;

•	evidence the assumption of the Issuer’s obligations or the obligations of any Guarantor under the Indenture by a successor;

•	add any additional events of default for the benefit of the holders of any notes;

•	add new guarantors;

•	provide for the release of any Guarantor in accordance with the Indenture;

•	secure the notes;

•	provide for a successor Trustee;

•	provide for the issuance of additional notes;

•	establish forms or terms for notes of any series;

•	comply with the rules of any applicable depositary;

•

add or change any provisions of the Indenture to permit the issuance of notes in uncertificated form in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of section 163(f) of the Code);

•

add, change or eliminate any of the provisions of the Indenture so long as such addition, change or elimination (i) does not apply to or modify the rights of the holders of notes of any series created prior to such addition, change or elimination and (ii) becomes effective only when there are no notes created prior to the execution of the supplemental indenture then outstanding which are entitled to the benefit of such provision;

•	cure any ambiguity or omission, correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision therein;

•	comply with the requirements of the TIA and any rules promulgated under the TIA;

•	make any change that does not adversely affect the rights of any holder of notes in any material respect; or

•	conform the text of the Indenture or the notes to any provision of this “Description of the Notes” as stated in an officer’s certificate.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

The Indenture will permit the holders of at least a majority in aggregate principal amount of the outstanding notes to waive compliance with certain covenants contained in the Indenture.

Governing Law

The Indenture, notes and Note Guarantees will be governed by, and construed in accordance with, the internal laws of the State of New York.

Trustee

The Trustee under the Indenture will be U.S. Bank Trust Company, National Association.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax consequences generally applicable, as of the date hereof, to U.S. holders and non-U.S. holders (each as defined below and collectively referred to as “holders”) of the purchase, ownership and disposition of the notes. This summary deals only with the notes that are held as capital assets by a holder who acquires the notes upon original issuance at their initial offering price.

This summary is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not address all aspects of U.S. federal income taxes and does not deal with tax considerations that may be relevant to holders in light of their personal circumstances, nor does it address all of the U.S. federal income tax consequences applicable to holders of the notes that are subject to special treatment under the U.S. federal income tax laws, such as banks or other financial institutions, foreign governments or international organizations, dealers in securities or currencies, tax-exempt entities, regulated investment companies, real estate investment trusts, insurance companies, persons holding the notes as part of a hedging, integrated or conversion transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons required to accelerate the recognition of an item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement, U.S. holders with a functional currency other than the U.S. dollar, charitable remainder unit trusts, hybrid entities, common trust funds, United States expatriates and former long-term United States residents, “controlled foreign corporations,” “passive foreign investment companies” or persons liable for the alternative minimum tax. In addition, this discussion does not address any aspect of state, local or non-U.S. tax law. We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

A “U.S. holder” means a beneficial owner of the notes that is for U.S. federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

A “non-U.S. holder” means a beneficial owner of the notes (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of a partner (or other owner) will generally depend upon the status of the partner (or other owner) and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisors.

If you are considering the purchase of the notes, you are urged to consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of the notes, as well as the consequences to you arising under other U.S. federal tax laws (such as estate and gift taxes) and the laws of any other taxing jurisdiction.

Classification of the Notes

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the notes. Based upon an analysis of the relevant facts and circumstances, under applicable law as of the issue date of the notes, the notes will be treated as indebtedness for U.S. federal income tax purposes. However, there can be no assurance that the U.S. Internal Revenue Service (“IRS”) or a court will agree with such treatment. No ruling is being sought from the IRS on any of the issues discussed herein.

We agree, and by acquiring an interest in the notes each beneficial owner of the notes agrees, to treat the notes as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment.

Possible Alternative Treatments

We may be obligated to pay amounts in excess of the stated interest or principal on the notes or to redeem the notes prior to their maturity date. These potential payments may implicate the provisions of U.S. Treasury regulations relating to “contingent payment debt instruments.” According to the applicable U.S. Treasury regulations, certain contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingencies, as of the date of issuance, are remote or incidental. We intend to take the position that the foregoing contingencies are “remote” or “incidental”, and, accordingly, we do not intend to treat the notes as contingent payment debt instruments. Our position that such contingencies are remote or incidental is binding on you, unless you disclose your contrary position in the manner required by applicable U.S. Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position, you might be required to accrue ordinary interest income on the notes at a rate in excess of the stated interest rate, and to treat as ordinary interest income (rather than capital gain) any gain realized on the taxable disposition of the notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. You are urged to consult your own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Certain U.S. Federal Income Tax Considerations for U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply if you are a U.S. holder.

Stated Interest. Generally, subject to the following paragraph, any stated interest payments on the notes to you will be taxable as ordinary interest income at the time they accrue or are received, in accordance with your regular method of tax accounting for U.S. federal income tax purposes.

Original Issue Discount. The notes will be considered issued with original issue discount (“OID”) if the stated redemption price at maturity of the notes exceeds its issue price by more than the de minimis amount of 1⁄4 of 1 percent of the “stated redemption price at maturity” multiplied by the number of complete years from the issue date of the notes to its maturity. The “issue price” of the notes is generally the first price at which a substantial amount of the notes included in the issue of which the notes are a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “stated redemption price at maturity” of the notes is the total of all payments provided by the notes that are not payments of “qualified stated interest.” Generally, an interest payment on the notes is “qualified stated interest” if it is one of a series of stated interest payments on the notes that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the notes.

It is not expected that the notes will be issued with OID. If, however, the stated redemption price of the notes exceeds its issue price by more than a de minimis amount, you will be required to treat such excess amount as OID, which is treated for U.S. federal income tax purposes as accruing over the term of the notes as interest income to you. Your adjusted tax basis in the notes would be increased by the amount of any OID included in your gross income. In compliance with U.S. Treasury regulations, if we determine that the notes have OID, we will provide certain information to the IRS and/or you that is relevant to determining the amount of OID in each accrual period.

Sale, Exchange, Retirement or Other Taxable Disposition. Your adjusted tax basis in the notes will, in general, be your cost for such notes. You will generally recognize capital gain or loss on the sale, exchange, retirement or other taxable disposition of the notes in an amount equal to the difference between the amount realized from such sale, exchange, retirement or other taxable disposition and your adjusted tax basis in such notes. The amount realized will not include any amounts attributable to accrued but unpaid interest (which will be taxed as described above). Any gain or loss you recognize will be long-term capital gain or loss if the holding period for the notes exceeds one year at the time of disposition. Long-term capital gain of non-corporate U.S. holders (including individuals) is eligible for reduced rates of taxation. The ability to deduct capital losses is subject to limitations.

Additional Tax on Passive Income. Certain U.S. holders that are individuals, trusts, or estates will be required to pay a 3.8% tax on, among other things, interest and capital gain from the sale, exchange, retirement or other taxable disposition of the notes. You are urged to consult your own tax advisors regarding the application of this tax to your ownership of the notes.

Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences that will apply if you are a non-U.S. holder.

U.S. Federal Withholding Tax. Subject to the discussion of backup withholding and the Foreign Account Tax Compliance Act (“FATCA”) below, U.S. federal withholding tax will not apply to any payment of interest on the notes under the “portfolio interest rule;” provided that:

•	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of the voting stock of the Issuer;

•	you are not a controlled foreign corporation that is related to the Issuer, directly or indirectly, within the meaning of Section 864(d)(4) of the Code;

•	you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

•

either (a) you provide your name and address on an applicable IRS Form W-8, and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable U.S. Treasury regulations. Special certification rules apply to non-U.S. holders that are passthrough entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to a 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN or IRS W-8BEN-E (or other applicable or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable or successor form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—U.S. Federal Income Tax”).

U.S. Federal Income Tax. If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment in the United States), then you will be subject to U.S. federal income tax on that interest on a net income basis (although you will be exempt from the 30% U.S. federal withholding tax; provided the certification requirements discussed above under “—U.S. Federal Withholding Tax” are satisfied) in the same manner as if you were a U.S. holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your effectively connected earnings and profits, subject to adjustments. For this purpose, interest on the notes will be included in effectively connected earnings and profits if the interest is effectively connected with your conduct of a trade or business in the United States.

Subject to the discussion of backup withholding and FATCA below, any gain realized on the disposition of the notes generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment in the United States), in which case such gain will generally be subject to U.S. federal income tax (and possibly branch profits tax) in the same manner as effectively connected interest as described above; or

•

you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, you will generally be subject to a 30% U.S. federal income tax on the gain realized, which may be offset by certain U.S. source losses.

Information Reporting and Backup Withholding

U.S. Holders. Payments of interest on the notes, proceeds from the sale, exchange, retirement or other taxable disposition of the notes generally will be subject to information reporting requirements, unless you are an exempt recipient and, when required, demonstrate this fact. Any such interest payments or proceeds may also be subject to backup withholding unless you:

•	are an exempt recipient and, when required, demonstrate this fact, or

•

provide a correct taxpayer identification number on a properly completed IRS Form W-9 (or substitute version thereof) certifying that you are not subject to backup withholding and otherwise comply with applicable requirements of the backup withholding rules.

If you are required to and do not provide a correct taxpayer identification number, you may be subject to penalties imposed by the IRS.

Non-U.S. Holders. Interest paid to you and the amount of tax, if any, withheld with respect to those payments generally will be reported to the IRS. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments on the notes that we make to you; provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and such applicable withholding agent has received from you the statement described above in the fifth bullet point under “—Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders—U.S. Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition (including retirement or redemption) of the notes within the United States or conducted through certain U.S.-related financial intermediaries, unless you certify under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

U.S. Holders and Non-U.S. Holders. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability; provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Pursuant to FATCA, foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other foreign entities must comply with information reporting and due diligence requirements with respect to their U.S. account holders and investors or confront a withholding tax on U.S. source payments made to such foreign financial institutions or other foreign entities (whether received as a beneficial owner or as an intermediary for another party). More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA requirements will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S. source payments, including payments of interest, otherwise subject to nonresident withholding tax (e.g., U.S. source interest). Pursuant to proposed U.S. Treasury regulations (upon which taxpayers may rely), this withholding obligation would not apply to gross proceeds from the sale or disposition of property subject to FATCA withholding.

You are urged to consult your own tax advisors regarding FATCA (including the effects of any intergovernmental agreements) and whether it may be relevant to your purchase, ownership and disposition of the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and RBC Capital Markets, LLC are joint book-running managers for the offering and are acting as representatives of each of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus supplement, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to the underwriters, the principal amount of notes set forth opposite their names below:

Underwriters	Principal Amount of Notes
BofA Securities, Inc.	$107,500,000
Citigroup Global Markets Inc.	107,500,000
Goldman Sachs & Co. LLC	107,500,000
RBC Capital Markets, LLC	107,500,000
Academy Securities, Inc.	7,000,000
Apollo Global Securities, LLC	7,000,000
Barclays Capital Inc.	7,000,000
BNP Paribas Securities Corp.	7,000,000
Deutsche Bank Securities Inc.	7,000,000
J.P. Morgan Securities LLC	7,000,000
Mizuho Securities USA LLC	7,000,000
Morgan Stanley & Co. LLC	7,000,000
Siebert Williams Shank & Co., LLC	7,000,000
UBS Securities LLC	7,000,000

Total	$500,000,000

The underwriting agreement provides that the underwriters are severally obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of notes may be terminated.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have been advised by the representatives that the underwriters propose to offer the notes directly to the public at the applicable public offering price set forth on the cover page of this prospectus supplement, and the underwriters may sell the notes to certain dealers at the public offering price less a concession not in excess of 0.400% of the aggregate principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.250% of the aggregate principal amount of the notes to certain other dealers. After the initial offering of the notes to the public, the underwriters may change the public offering price and concession and other selling terms.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by AGM
Per note	0.650%
Total	$3,250,000

We estimate that our total expenses for this offering will be approximately $1.7 million (excluding the underwriting discount).

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments the underwriters may be required to make because of any of those liabilities.

The notes are a new issue of securities with no established trading market. We have not applied for and do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The representatives have advised us that the underwriters may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Over-allotment involves sales by the underwriters of notes in excess of the aggregate principal amount of the notes the underwriters are obligated to purchase, which creates a syndicate short position.

•	Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our subsidiaries, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including acting as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered under this prospectus supplement. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may, at any time, hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Affiliates of certain of the underwriters are lenders, and in some cases agents or managers for the lenders, under certain of our and our affiliates’ debt agreements. In particular, affiliates of BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, RBC Capital Markets, LLC, Barclays Capital Inc., BNP Paribas Securities Corp., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC and UBS Securities LLC are lenders or agents under our existing credit facilities.

Certain of the underwriters or their affiliates may hold a portion of the 2024 Senior Notes that we intend to repurchase, repay, redeem or otherwise retire in full before or upon their maturity with the proceeds of this offering, in which case they will receive a portion of the proceeds of this offering.

Conflicts of Interest

Apollo Global Securities, LLC is an indirect subsidiary of AGM. Rule 5121 imposes certain requirements on a FINRA member participating in the public offering of securities of an issuer if there is a conflict of interest and/or if that issuer controls, is controlled by, or is under common control with, the FINRA member. As a result of the above, Apollo Global Securities, LLC will be deemed to have a “conflict of interest” within the meaning of Rule 5121. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. Apollo Global Securities, LLC will not sell any of our securities to a discretionary account unless it has received specific written approval from the account holder in accordance with Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the securities offered are investment grade rated securities.

Alternative Settlement Cycle

It is expected that delivery of the notes will be made against payment therefor on or about November 13, 2023, which is the third business day following the date hereof (such settlement cycle being referred to as “T+3”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to two business days before delivery thereafter will be required, by virtue of the fact that the notes initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement and should consult their own advisor.

Notices to Certain International Prospective Investors

The notes are being offered for sale in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a “qualified investor” as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No

1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of the notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not to be considered a prospectus for the purposes of the Prospectus Regulation and any relevant implementing measure in each member state of the EEA.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point(8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a “qualified investor” as defined in Article 2 of Regulation (EU) No 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from a requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purpose of the UK Prospectus Regulation.

In the United Kingdom, this prospectus supplement is being distributed only to and is directed only at: (i) persons who are “investment professionals” falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth companies, unincorporated associations and other bodies within the categories described in Article 49(2)(a) to (d) of the Order and (iii) any other persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions. This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) (“FIEA”) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law; or

as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

Notice to Prospective Investors in Korea

The notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the notes have been and will be offered in Korea as a private placement under the FSCMA. None of the notes may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The notes have not been listed on any securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the notes. By the purchase of the notes, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the notes pursuant to the applicable laws and regulations of Korea.

LEGAL MATTERS

The validity of the notes and guarantees offered hereby will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters as to Cayman Islands law will be passed upon for us by Walkers (Cayman) LLP, Cayman Islands. Certain legal matters in connection with the offering of the notes and guarantees will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, Washington, D.C.

EXPERTS

The financial statements incorporated by reference in this prospectus supplement from Apollo Global Management, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of Apollo Global Management Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements for the year ended December 31, 2021 incorporated in this prospectus supplement by reference to Athene Holding Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Apollo Global Management, Inc.

Debt Securities; Guarantees; Common Stock; Preferred Stock; Depositary Shares; Warrants; Subscriptions Rights; Purchase Contracts; Purchase Units

This prospectus contains a general description of the securities which may be offered for sale by us or by the selling stockholders from time to time. The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement carefully before you invest.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The securities may be offered and sold to or through underwriters, brokers or dealers, directly to purchasers, through block trades, through agents, in “at the market” offerings or otherwise through a combination of any of these methods of sale. If required, the prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 35 in this prospectus.

Shares of our common stock (“Common Stock”) are listed on the New York Stock Exchange, or the “NYSE,” under the symbol “APO.”

Investing in our securities involves risks. You should carefully read and consider the risk factors described under “Risk Factors” beginning on page 8 of this prospectus, in any accompanying prospectus supplement and in the documents incorporated by reference herein and therein before you make an investment in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 14, 2023.

i

ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on us and the business conducted by us.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any of the following securities, in one or more series, up to an indeterminable total dollar amount:

•	debt securities, which may be guaranteed by one or more of our subsidiaries;

•	shares of Common Stock;

•	shares of preferred stock (the “Preferred Stock”);

•	depositary shares;

•	warrants;

•	subscription rights;

•	purchase contracts; and

•	purchase units.

In addition, the selling stockholders may offer and sell shares of our Common Stock from time to time. Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which will be incorporated into this prospectus by reference.

The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the applicable prospectus supplement.

This prospectus provides you with a general description of the securities we may offer. Each time we or the selling stockholders offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The prospectus supplement will, if applicable, also contain information about any material U.S. Federal income tax considerations relating to the securities covered by the prospectus supplement.

We or the selling stockholders may sell these securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us or the selling stockholders directly or through dealers, brokers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we and the selling stockholders reserve the sole right to accept and, together with any agents, brokers, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, brokers, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth the names of any underwriters, brokers, dealers or agents, together with the terms of the offering, the compensation of any underwriters, brokers, dealers or agents and the net proceeds to us or the selling stockholders.

Any underwriters, brokers, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY UNITED STATES FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

In considering the performance information included in or incorporated by reference in this prospectus relating to the funds we manage, prospective security holders should bear in mind that the performance of the funds we manage is not indicative of the possible performance of our securities. Our performance and the performance of the funds we manage are also not necessarily indicative of future results and there can be no assurance that we or the funds we manage will continue to achieve, or in the future will achieve, comparable results.

In addition, an investment in our securities is not an investment in any of the Apollo funds, and the assets and revenues of the funds we manage are not directly available to us. This prospectus is solely an offer with respect to our securities.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement, any free writing prospectus and any pricing supplement that we authorize. We have not authorized any person, including any underwriter, salesperson or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus or any pricing supplement that we authorize. We have not authorized anyone to provide you with different information or to make any representations about anything not contained in this prospectus or the documents incorporated by reference in this prospectus. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted.

The distribution of this prospectus and the offering and sale of the securities in certain jurisdictions may be restricted by law. We require persons into whose possession this prospectus comes to inform themselves about and to observe any such restrictions. This prospectus does not constitute an offer of, or an invitation to purchase, any of the securities in any jurisdiction in which such offer or invitation would be unlawful.

When used in this prospectus, references to “AGM” “we,” “us,” “our,” and the “Company” are references to Apollo Global Management, Inc. and references to “Apollo” are references to Apollo Global Management, Inc. and its consolidated subsidiaries, unless the context otherwise requires.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. The following documents previously filed by us with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference (other than any such documents or portions thereof deemed furnished in accordance with SEC rules, including under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items):

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 1, 2023 (the “2022 10-K”) (including “Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934”, as set forth in Exhibit 4.1 filed thereto); and

•	Item 5.02 of our Current Report on Form 8-K filed with the SEC on February 22, 2023 and our Current Report on Form 8-K filed with the SEC on April 14, 2023.

In addition, all documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the termination of the offering of securities pursuant to this prospectus, shall be incorporated by reference in this prospectus from the date of filing of such documents.

Upon request, we will provide to each person to whom a prospectus is delivered a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus. You may request a copy of these filings or a copy of any or all of the documents referred to above which have been incorporated in this prospectus by reference, at no cost, by writing or telephoning us at the following address:

Apollo Global Management, Inc.

9 West 57th Street, 42nd Floor

New York, New York 10019

Telephone: (212) 515-3200

You should not assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus and any pricing supplement that we authorize or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Except as described above or elsewhere in this prospectus, no other information is incorporated by reference in this prospectus (including, without limitation, information on our website).

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement on Form S-3 and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement.

You may inspect and obtain these reports and other information without charge at the website maintained by the SEC. The address of this website is www.sec.gov.

We are subject to the informational requirements of the Exchange Act and are required to file reports and other information with the SEC. You can inspect and obtain them without charge at the SEC’s website. We furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm. We maintain a website at www.apollo.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part, and you should not rely on any such information in making your decision whether to invest in our securities.

We have not authorized any person, including any underwriter, salesperson or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus or any pricing supplement that we authorize. We have not authorized anyone to provide you with different information or to make any representations about anything not contained in this prospectus or the documents incorporated by reference in this prospectus. This prospectus does not constitute an offer of, or an invitation to purchase, any of the securities other than the securities to which it relates, or an offer of, or an invitation to purchase, these securities in any circumstances in which this offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements include, but are not limited to, discussions related to AGM’s expectations regarding the performance of its business, liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this prospectus, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “may,” “will,” “could,” “should,” “might,” “target,” “project,” “plan,” “seek,” “continue” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to inflation, market conditions and interest rate fluctuations generally, the impact of COVID-19, the impact of energy market dislocation, our ability to manage our growth, our ability to operate in highly competitive environments, the performance of the funds we manage, our ability to raise new funds, the variability of our revenues, earnings and cash flow, the accuracy of management’s assumptions and estimates, our dependence on certain key personnel, our use of leverage to finance our businesses and investments by the funds we manage, the ability of Athene Holding Ltd. (“AHL”) to maintain or improve financial strength ratings, the impact of AHL’s reinsurers failing to meet their assumed obligations, AHL’s ability to manage its business in a highly regulated industry, changes in our regulatory environment and tax status, and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein, including the factors described in our 2022 10-K, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus and in our other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

THE REGISTRANTS

Apollo is a high-growth, global alternative asset manager and a retirement services provider. Apollo conducts its business primarily in the United States through the following three reportable segments: Asset Management, Retirement Services and Principal Investing. These business segments are differentiated based on the investment services they provide as well as varying investing strategies.

Our principal executive offices are located at 9 West 57th Street, New York, New York 10019, and our telephone number is (212) 515-3200. We maintain a website at www.apollo.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

Apollo Asset Management, Inc. is a direct subsidiary of AGM.

Apollo Principal Holdings I, L.P., Apollo Principal Holdings II, L.P., Apollo Principal Holdings III, L.P., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings V, L.P., Apollo Principal Holdings VI, L.P., Apollo Principal Holdings VII, L.P., Apollo Principal Holdings VIII, L.P., Apollo Principal Holdings IX, L.P., Apollo Principal Holdings X, L.P., Apollo Principal Holdings XII, L.P., AMH Holdings (Cayman), L.P., and Apollo Management Holdings, L.P. are indirect subsidiaries of AGM.

SUMMARIZED FINANCIAL INFORMATION

The debt securities described in this prospectus will be issued by Apollo Global Management, Inc. and may be fully and unconditionally guaranteed by the additional registrants (the “guarantor subsidiaries”). Any guarantees will be full and unconditional, and may be subject to certain conditions for release, which will be described in a prospectus supplement relating to the offering of such guaranteed debt securities. The other subsidiaries of the Company (the “non-guarantor subsidiaries”) are not registering guarantees of the Company’s debt securities. For a brief description of the general terms of the debt securities that we may offer and the guarantees that the guarantor subsidiaries may offer, see the information under the headings “Description of Debt Securities” and “Description of Guarantees” in this prospectus.

The following tables present summarized financial information of Apollo Global Management, Inc., as the issuer of the debt securities, and the guarantor subsidiaries on a combined basis after elimination of intercompany transactions and balances within the guarantor subsidiaries and equity in the earnings from and investments in any non-guarantor subsidiary. As used herein, “obligor group” means Apollo Global Management, Inc., as the issuer of the debt securities, and the guarantor subsidiaries on a combined basis. The summarized financial information is provided in accordance with the reporting requirements of Rule 13-01 under SEC Regulation S-X for the obligor group and is not intended to present the financial position or results of operations of the obligor group in accordance with generally accepted accounting principles as such principles are in effect in the United States.

December 31, 2022
Summarized Statement of Financial Condition
Current assets, less receivables from non-guarantor subsidiaries	1,911
Noncurrent assets	6,828
Due from related parties, excluding non-guarantor subsidiaries	499
Current liabilities, less payables to non-guarantor subsidiaries	533
Noncurrent liabilities	5,220
Due to related parties, excluding non-guarantor subsidiaries	123
Redeemable preferred stock	554
Noncontrolling interests	6

Year ended December 31, 2022
Summarized Statement of Operations
Revenues	2,842
Net income	913
Net income attributable to obligor group	855

The following are transactions of the obligor group with non-guarantor subsidiaries for the year ended December 31, 2022 (in millions):

Due from non-guarantor subsidiaries	185
Due to non-guarantor subsidiaries	151
Intercompany revenue	764
Intercompany other income (loss)	770

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the specific risks described in the 2022 10-K, and the various risk factors incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the applicable prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. See “Incorporation of Documents by Reference” and “Where You Can Find More Information.” These risk factors may be amended, supplemented or superseded from time to time in the applicable prospectus supplement and by other reports we file with the SEC in the future. If any of these risks were to occur, the Company’s business, financial condition or operating results could be harmed, which may reduce our ability to pay dividends on or redeem shares of our capital stock. In addition, the trading price of our securities may be adversely affected. You may lose all or part of your investment.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases.

We will not receive any proceeds from the resale of shares of our Common Stock by selling stockholders under this prospectus or any prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The following description of the terms of our senior debt securities and subordinated debt securities (together, the “debt securities”) sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Unless otherwise noted, the general terms and provisions of our debt securities discussed below apply to both our senior debt securities and our subordinated debt securities. The particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to such debt securities will be described in the prospectus supplement relating to such debt securities.

Our debt securities may be issued from time to time in one or more series and may be guaranteed by one or more of our subsidiaries. The senior debt securities will be issued from time to time in series under an indenture between us, one or more guarantors, if any, and a trustee named therein, as Senior Indenture Trustee (as amended or supplemented from time to time, the “senior indenture”). The subordinated debt securities will be issued from time to time under a subordinated indenture to be entered into between us, one or more guarantors, if any, and a trustee named therein, as Subordinated Indenture Trustee (the “subordinated indenture” and, together with the senior indenture, the “indentures”). The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the “Trustee.” The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A detailed description of the subordination provisions is provided below under the caption “—Ranking and Subordination—Subordination.” In general, however, if we declare bankruptcy, holders of the senior debt securities will be paid in full before the holders of subordinated debt securities will receive anything.

The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, forms of which are filed as an exhibit to the registration statement of which this prospectus forms a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures. Such defined terms shall be incorporated herein by reference.

The indentures will not limit the amount of debt securities which may be issued under the applicable indenture and debt securities may be issued under the applicable indenture up to the aggregate principal amount which may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

The applicable prospectus supplement will disclose the terms of each series of debt securities in respect to which such prospectus is being delivered, including the following:

•	the designation and issue date of the debt securities;

•	the date or dates on which the principal of the debt securities is payable;

•	the rate or rates (or manner of calculation thereof), if any, per annum at which the debt securities will bear interest, if any;

•	the date or dates, if any, from which interest will accrue and the interest payment date or dates for the debt securities;

•	any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered under the applicable indenture;

•

the period or periods within which the redemption price or prices or the repayment price or prices, as the case may be, and the terms and conditions upon which the debt securities may be redeemed at the Company’s option or the option of the holder of such debt securities;

•

the obligation, if any, of the Company to purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000, the denominations in which the debt securities will be issuable;

•

provisions, if any, with regard to the conversion or exchange of the debt securities, at the option of the holders of such debt securities or the Company, as the case may be, for or into new securities of a different series, shares of our Common Stock or other securities;

•

if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

•

if the principal of (and premium, if any) or interest, if any, on the debt securities are to be payable, at the election of the Company or a holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

•

if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

•

provisions, if any, related to the exchange of the debt securities, at the option of the holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

•

the portion of the principal amount of the debt securities, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof as more fully described under the section “—Events of Default, Notice and Waiver” below;

•	whether the debt securities will be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities;

•	if the debt securities will be guaranteed, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations under the applicable indenture;

•	with respect to subordinated debt securities only, the amendment or modification of the subordination provisions in the subordinated indenture with respect to the debt securities; and

•	any other specific terms.

We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of securities of that series.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the applicable prospectus supplement will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.

Unless we specify otherwise in the applicable prospectus supplement, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

Unless otherwise set forth in the applicable prospectus supplement, interest on outstanding debt securities will be paid to holders of record on the date that is 15 days prior to the date such interest is to be paid, or, if not a business day, the next preceding business day. Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the applicable prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the Trustee in New York, New York. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the applicable prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Guarantees

Our payment obligations under any series of the debt securities may be guaranteed by one or more of our subsidiaries. The guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. In the event we issue a series of guaranteed debt securities, the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement and a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement.

Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will fully and unconditionally, jointly and severally, guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of our other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable indenture. If a series of debt securities is so guaranteed by any of our subsidiaries, such subsidiaries will execute an indenture, a supplemental indenture, or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by our subsidiaries or any other persons.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture may contain provisions to the effect that the obligations of each guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other guarantor in respect to its obligations under its guarantee.

Ranking and Subordination

Ranking

The senior debt securities will be our unsecured, senior obligations, and will rank equally with our other unsecured and unsubordinated obligations. Any guarantees of the senior debt securities will be unsecured and senior obligations of each of the guarantors, and will rank equally with all other unsecured and unsubordinated obligations of such guarantor. The subordinated debt securities will be our unsecured, subordinated obligations and the guarantees of the subordinated debt securities will be unsecured and subordinated obligations of each of the guarantors.

The debt securities and the related guarantees will effectively rank junior in right of payment to any of our or the guarantors’ existing and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities and the guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our non-guarantor subsidiaries. Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, the indentures will not limit the amount of indebtedness or other liabilities that can be incurred by our non-guarantor subsidiaries.

Furthermore, we are a holding company with no material business operations. Our ability to service our respective indebtedness and other obligations is dependent primarily upon the earnings and cash flow of our subsidiaries and the distribution or other payment to us of such earnings or cash flow. In addition, certain indebtedness of our subsidiaries contains, and future agreements relating to any indebtedness of our subsidiaries may contain, significant restrictions on the ability of our subsidiaries to pay dividends or otherwise make distributions to us.

Subordination

If issued, the indebtedness evidenced by the subordinated debt securities will be subordinate to the prior payment in full of all our Senior Indebtedness (as defined below). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The subordination provisions also apply in the same way to each guarantor with respect to the Senior Indebtedness of such guarantor.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•

all of the indebtedness of that person for borrowed money, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other similar instruments sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with GAAP (as defined herein);

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any unsubordinated guarantee obligations of ours or any guarantor to which we and the guarantors are a party, including the guarantors’ guarantees of our debt securities and other indebtedness for borrowed money, constitute Senior Indebtedness for purposes of the subordinated indenture.

Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected.

Certain Covenants

Limitation on Consolidation, Merger, Conveyance or Transfer on Certain Terms

For so long as any debt securities are outstanding, except as described in the applicable prospectus supplement relating to such debt securities, the Company will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(1) the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the applicable indenture (as supplemented from time to time) on the part of the Company to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3) we have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this covenant and that all conditions precedent provided for relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety as set forth above, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under the applicable indenture with the same effect as if such successor had been named as the Company in the applicable indenture. In the event of any such conveyance or transfer, the Company as the predecessor shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.

Except as described in this prospectus and any applicable prospectus supplement, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving the Company.

Any covenants of the Company pertaining to a series of debt securities will be set forth in the applicable prospectus supplement.

Certain Definitions

The following are certain of the terms defined in the indentures:

“GAAP” means generally accepted accounting principles as such principles are in effect in the United States as of the date of the applicable indenture.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Security Register” means the register or registers we shall keep or cause to be kept, in which, we shall provide for the registration of debt securities, or of debt securities of a particular series, and of transfers of debt securities or of debt securities of such series.

“Significant Subsidiary” means any Subsidiary which would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the date of the applicable indenture.

“Subsidiary” means, with respect to any Person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such Person, and any partnership, association, joint venture or other entity in which such Person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.

Defeasance

Except as otherwise set forth in the prospectus supplement relating to the debt securities, each indenture will provide that we, at our option,

(a) will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated senior debt securities, maintain paying agencies and hold moneys for payment in trust), or

(b) need not comply with the covenants described above under “—Certain Covenants,” and any other restrictive covenants described in a prospectus supplement relating to such series of debt securities, the guarantors will be released from the guarantees and certain Events of Default (as defined below) (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case if we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.

To exercise any such option, we are required, among other things, to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the beneficial owners of the debt securities of such series to recognize income, gain or loss for U.S. Federal income tax purposes and, in the case of a discharge pursuant to clause (a) above, such opinion of counsel must be based on a change in U.S. Federal income tax law or a ruling to such effect received from or published by the United States Internal Revenue Service.

In addition, we are required to deliver to the Trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others.

Events of Default, Notice and Waiver

Except as otherwise set forth in the applicable prospectus supplement, each indenture will provide that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the Trustee thereunder or the holders of 33 1/3% in aggregate principal amount of the outstanding debt securities of such series (or 33 1/3% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable.

“Events of Default” in respect of any series will be defined in the indentures as being:

•	default for 30 days in payment of any interest installment with respect to such series;

•

default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

•

default for 90 days after written notice to us by the Trustee thereunder or by holders of 33 1/3% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series; and

•

certain events of bankruptcy, insolvency and reorganization with respect to us or any Significant Subsidiary of ours which is organized under the laws of the United States or any political sub-division thereof or the entry of an order ordering the winding up or liquidation of our affairs.

Any additions, deletions or other changes to the Events of Default which will be applicable to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

Each indenture will provide that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the Trustee thereunder will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

Each indenture will contain provisions entitling the Trustee under such indenture, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of holders of such debt securities.

Each indenture will provide that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series, subject to certain conditions.

Except as otherwise set forth in the applicable prospectus supplement, in certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the senior debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such senior debt securities.

Each indenture will include a covenant that we will file annually with the Trustee a certificate of no default or specifying any default that exists.

Modification of the Indentures

Except as set forth in the applicable prospectus supplement, we and the Trustee may, without the consent of the holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:

(1) to evidence the succession of another Person to the Company or any guarantor, and the assumption by such successor of the Company’s or any guarantor’s obligations under the applicable indenture and the debt securities of any series or the guarantees relating thereto;

(2) to add to the covenants of the Company or any guarantor, or to surrender any rights or powers of the Company or any guarantor for the benefit of the holders of debt securities of any or all series issued under such indenture;

(3) to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture;

(4) to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended, or “the Act,” excluding the provisions referred to in Sections 316(a)(2) and 316(b) of the Act as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

(5) to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

(6) to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

(7) to provide any additional Events of Default;

(8) to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

(9) to provide for the terms and conditions of converting those debt securities that are convertible into shares of Common Stock or another security;

(10) to secure any series of debt securities;

(11) to add guarantors in respect of the debt securities;

(12) to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the Act; and

(13) to make any other change that does not adversely affect the rights of the holders of the debt securities.

No supplemental indenture for the purpose identified in clauses (2), (3), (5) or (7) above may be entered into if to do so would adversely affect the rights of the holders of debt securities of any series issued under the same indenture in any material respect.

Except as set forth in the applicable prospectus supplement, each indenture will contain provisions permitting us and the Trustee under such indenture, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the holders of affected debt securities, among other things:

(1) change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be;

(2) reduce the percentage in principal amount of any such debt securities the consent of whose holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

(3) modify any of the provisions of the applicable indenture related to (i) the requirement that the holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of holders required to make such amendments or grant such waivers;

(4) impair or adversely affect the contractual right of any holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the maturity of such debt securities; or

(5) amend or modify the terms of any guarantees in a manner adverse to the holders.

In addition, the subordinated indenture provides that we may not make any change in the terms of the subordination of the subordinated debt securities of any series in a manner adverse in any material respect to the holders of any series of subordinated debt securities without the consent of each holder of subordinated debt securities that would be adversely affected.

Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected.

The Trustee

The Trustee named under each indenture and its affiliates may also provide banking, trustee and other services for, and transact other banking business with, us in the normal course of business.

Governing Law

The indentures will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

We will deposit global securities with the depositary identified in the applicable prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

We and the Trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or the maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

DESCRIPTION OF GUARANTEES

Certain of our subsidiaries named as additional registrants in this registration statement may fully and unconditionally guarantee, on a senior or subordinated, secured or unsecured basis, the Company’s obligations under the debt securities, on a joint and several basis, subject to customary release provisions, which will be described in a prospectus supplement relating to the offering of such guaranteed debt securities.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the terms of our capital stock. This description is a summary only and is qualified by reference to the relevant provisions of the Delaware General Corporation Law (“DGCL”), and our amended and restated certificate of incorporation, as amended (the “certificate of incorporation”), and amended and restated bylaws (the “bylaws”), which are incorporated by reference in this prospectus.

General

Our certificate of incorporation authorizes 100,000,000,000 shares, which is divided into two classes as follows:

•	90,000,000,000 shares of Common Stock, par value of $0.00001 per share; and

•	10,000,000,000 shares of Preferred Stock, par value of $0.00001 per share, which may be designated from time to time in accordance with our certificate of incorporation.

Common Stock

Economic Rights

Dividends. Subject to preferences that apply to any shares of our Preferred Stock outstanding at the time, the holders of our Common Stock (the “Common Stockholders”) are entitled to receive dividends out of funds legally available therefor if our board of directors, in its sole discretion, determines to declare and pay dividends and then only at the times and in the amounts that our board of directors may determine.

Liquidation. If we become subject to an event giving rise to our dissolution, the assets legally available for distribution to our stockholders would be distributable ratably among the Common Stockholders and any participating Preferred Stock outstanding at that time ranking on parity with our Common Stock with respect to such distribution, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of, and the payment of liquidation preferences, if any, on any outstanding shares of our Preferred Stock.

Voting Rights

Except as required by the DGCL or as expressly otherwise provided in our certificate of incorporation, each Common Stockholder is entitled to vote on any matter submitted to our stockholders generally. Each holder of a share of our Common Stock is entitled, in respect of each share of our Common Stock that is outstanding in his, her or its name on our books, to one vote on all matters on which Common Stockholders are entitled to vote. Common Stockholders have no voting, approval or consent rights in respect of any amendments to our certificate of incorporation (including any certificate of designation relating to any series of our Preferred Stock) that relates solely to the terms of one or more outstanding series of our Preferred Stock on which the holders of such affected series of our Preferred Stock are entitled to vote.

Our certificate of incorporation provides that the number of authorized shares of any class of stock, including our Common Stock, may be increased or decreased (but not below the number of shares of such class then outstanding) by the affirmative vote of the holders of a majority in voting power of the then outstanding shares of capital stock entitled to vote thereon.

No Preemptive or Similar Rights

Our shares of Common Stock are not entitled to preemptive rights and are not subject to conversion, redemption or sinking fund provisions.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to provide, out of the unissued shares of our Preferred Stock, for one or more series of our Preferred Stock, to fix the designation, powers (including voting powers), preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, such series of our Preferred Stock and the number of shares of such series, in each case without further vote or action by our stockholders (except as may be required by the terms of our certificate of incorporation and any certificate of designation relating to any series of our Preferred Stock then outstanding). Our board of directors can also increase (but not above the total number of shares of our Preferred Stock then authorized and available for issuance and not committed for other issuance) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of our Preferred Stock. Our board of directors may authorize the issuance of our Preferred Stock with voting or conversion rights that could dilute or have a detrimental effect on the proportion of voting power held by, or other relative rights of, the Common Stockholders. The issuance of our Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in the control of us and might adversely affect the market price of our Common Stock.

There are no shares of our Preferred Stock outstanding.

Anti-Takeover Provisions

Our certificate of incorporation and bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of our Company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change in control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of our Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of the NYSE which would apply so long as the shares of our Common Stock remain listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of our Common Stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital and to facilitate acquisitions and employee benefit plans.

Our board of directors may generally issue shares of one or more series of Preferred Stock on terms designed to discourage, delay or prevent a change of control of us or the removal of our management. Moreover, our authorized but unissued shares of Preferred Stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of authorized and unissued and unreserved Common Stock or Preferred Stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Business Combinations

We are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a “business combination” with an “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (but not for purposes of determining the number of shares owned by the interested stockholder) (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds (66 2/3)% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder (other than on a pro rata basis with other stockholders). Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, “owns” or if such person is an affiliate or associate of the corporation, within three years prior to the determination of interested stockholder status, did “own” 15% or more of a corporation’s outstanding voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. Accordingly, Section 203 could have an anti-takeover effect with respect to certain transactions our board of directors does not approve in advance or certain transactions with “interested stockholders” who have not been approved by the board of directors prior to becoming and interested stockholder. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors to avoid the restrictions on business combinations that would apply if the stockholder became an interested stockholder. However, Section 203 also could discourage attempts that might result in a premium over the market price for the shares of Common Stock held by stockholders. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Election of Directors

Directors are elected at an annual meeting of our stockholders. Subject to the rights of the holders of any series of Preferred Stock with respect to any director elected by holders of Preferred Stock, in an uncontested election, directors will be elected by a majority of the votes cast by the holders of our outstanding shares of capital stock present in person or represented by proxy and entitled to vote on the election of directors at such annual meeting. In a contested election, directors are elected by a plurality of the votes cast by the holders of our outstanding shares of capital stock present in person or represented by proxy and entitled to vote on the election of directors at such annual meeting. However, if a director is not re-elected by a majority of the votes cast, such director shall offer to tender his or her resignation to our board of directors and the Nominating and Corporate Governance Committee of the board of directors will make a recommendation to the board of directors on whether to accept or reject the resignation, or whether other action should be taken. In this case, the board of directors (excluding the director tendering his or her resignation) will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results. The time, date and place of the annual meeting will be fixed by the board of directors.

Removal of Directors

Any director or the whole board of directors (other than a director elected by holders of Preferred Stock) may be removed, with or without cause, at any time, by the affirmative vote of the holders of a majority in voting power of the outstanding shares of our Common Stock and any full voting Preferred Stock entitled to vote thereon, voting together as a class.

Vacancies; Newly Created Directorships

In addition, our certificate of incorporation also provides that, subject to the terms and conditions of our Stockholders Agreement (as defined below) and the rights granted to one or more series of our Preferred Stock then outstanding, any vacancies on our board of directors may only be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. Our certificate of incorporation further provides that, subject to the rights granted to one or more series of our Preferred Stock then outstanding, any newly created directorship on the board of directors that results from an increase in the number of directors may only be filled by the affirmative vote of a majority of the directors in office, provided that a quorum is present. However, if there are no directors in office, then an election of directors may be held in accordance with the DGCL.

Requirements for Advance Notification of Stockholder Proposals and Nominations; Proxy Access

Our bylaws establish advance notice procedures with respect to stockholder proposals and stockholder nominations of persons for election to our board of directors. Generally, to be timely, a stockholder’s notice of a stockholder proposal or nomination must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. Our bylaws allow our board of directors to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business or nominations at a meeting if the rules and regulations are not followed. These provisions may deter, delay or discourage a potential acquirer from attempting to influence or obtain control of our Company.

Our bylaws also contain a “proxy access” provision that permits a stockholder or group of up to 20 stockholders owning 3% or more of our outstanding Common Stock continuously for at least three years to nominate and include in our proxy materials director nominees up to the greater of two or 20% of the number of directors on our board (subject to certain adjustments and other conditions), provided the stockholder(s) and the nominee(s) satisfy the requirements specified in our bylaws. For purposes of this provision, the period of time that a stockholder is deemed to have continuously owned shares of Common Stock is generally deemed to include any period during which the stockholder held Common Shares of AHL converted into such shares, Apollo Operating Group units exchanged for such shares or Class A Shares of Apollo Asset Management, Inc. (“AAM”) converted into such shares (or any Class A Common Shares of Apollo Global Management, LLC that were converted into such AAM Class A Shares as a result of Apollo Global Management, LLC’s conversion to AGM).

Special Stockholder Meetings

Our certificate of incorporation provides that, subject to the rights of the holders of any series of our Preferred Stock, special meetings of our stockholders may be called at any time only by or at the direction of our board of directors or by our secretary upon proper written request in accordance with the procedures set forth in our bylaws of stockholders who beneficially own 25% or more of the voting power of the outstanding shares of our Common Stock.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted and such written consent or consents are delivered in accordance with Section 228 of the DGCL, unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not permit our common stockholders to act by written consent lieu of a meeting of stockholders.

Choice of Forum

Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”)will, to the fullest extent permitted by law, be the sole and exclusive forum for:

(i) any derivative action or proceeding brought on our behalf;

(ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, other employees or stockholders to us or our stockholders;

(iii) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or the bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery; or

(iv) any action asserting a claim related to or involving us that is governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. The exclusive forum provision also provides that it will not apply to claims arising under the Securities Act, the Exchange Act or other federal securities laws for which there is exclusive federal or concurrent federal and state jurisdiction, for which the federal district courts of the United States of America will be the exclusive forum for the resolution of such claims. Stockholders cannot waive, and will not be deemed to have waived under the exclusive forum provision, our compliance with the federal securities laws and the rules and regulations thereunder. However, the enforceability of similar forum provisions in other corporations’ certificates of incorporation have been challenged in legal proceedings and it is possible that a court could find these types of provisions to be unenforceable.

Stockholders Agreement

On January 1, 2022, AGM entered into a Stockholders Agreement with Leon D. Black, Marc J. Rowan, Joshua J. Harris (collectively, the “Former Managing Partners”) and certain affiliates of the Former Managing Partners (the “Stockholders Agreement”). The Stockholders Agreement provides, among other things:

•

AGM will nominate each Former Managing Partner (or his designee, as applicable) as part of the director slate of the AGM board of directors (the “Board”), for so long as such Former Managing Partner, together with the members of his family group, beneficially owns at least $400 million in value or 10 million in number of shares of AGM Common Stock (the “Ownership Threshold”);

•

each Former Managing Partner (or his designee, as applicable), will, if requested by the Board, resign from the Board in the event that such Former Managing Partner no longer meets the Ownership Threshold;

•

each Former Managing Partner, together with the members of his family group, agrees to vote all of his or their respective shares of AGM Common Stock in favor of the election of the other Former Managing Partners (or their designees, as applicable);

•

AGM will recommend that its stockholders vote in favor of the Former Managing Partners (or their designees, as applicable) and AGM will otherwise take reasonable action to support their nomination and election (including by filling vacancies on the Board, if necessary);

•	each Former Managing Partner (but not his designee) will be entitled to a seat on the executive committee of the Board so long as such Former Managing Partner serves on the Board;

•	AGM will not make any non-pro rata distributions or payments to any Former Managing Partners without the consent of the other Former Managing Partners;

•

each Former Managing Partner and AGM agree not to take actions inconsistent with the terms of the Stockholders Agreement or in a manner that is discriminatory as to one or more of the Former Managing Partners, and will agree to oppose any such actions if proposed by others;

•

each Former Managing Partner will have customary information rights regarding AGM’s business, so long as such Former Managing Partner, together with the members of his family group, meets an ownership threshold equal to 50% of the Ownership Threshold; and

•

each Former Managing Partner will be entitled to the use of office space at AGM’s offices and administrative and logistics support provided by AGM; provided, that such Former Managing Partner continues to (a) provide services to AGM (other than as a member of the Board), (b) serve on the executive committee of the Board or (c) serve as the chairman of the Board or of any committee of the Board.

The Stockholders Agreement also grants to each Former Managing Partner (and his permitted transferees) the right, under certain circumstances and subject to certain restrictions, to require AGM to register under the Securities Act, shares of Common Stock held or acquired by them. Under the Stockholders Agreement, each Former Managing Partner (and his permitted transferees) (i) has “demand” registration rights that require AGM to register under the Securities Act the shares of Common Stock that he holds or acquires, (ii) may require AGM to make available registration statements permitting sales of shares of Common Stock he holds or acquires in the market from time to time over an extended period and (iii) has the ability to exercise certain piggyback registration rights in connection with registered offerings requested by other registration rights holders or initiated by AGM. AGM has agreed to indemnify each Former Managing Partner (and his permitted transferees, together with certain related parties) against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which such holder sells shares of Common Stock, unless such liability arose from the holder’s misstatement or omission, and each Former Managing Partner (and his permitted transferees) has agreed to indemnify AGM against all losses caused by his (or their) misstatements or omissions.

Listing

Our shares of Common Stock are listed on the NYSE under the symbol “APO.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock and our Preferred Stock is American Stock Transfer & Trust Company.

We will be entitled to recognize the person in whose name any shares are registered on the books of the transfer agent as of the opening of business on a particular business day as owner, or record holder, of such shares, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, regardless of whether we have actual or other notice thereof, except as otherwise provided by law, including any applicable rule, regulation, guideline or requirement of any national securities exchange on which such shares are listed for trading. Without limiting the foregoing, when a person is acting as nominee, agent or in some other representative capacity for another person in acquiring and/or holding the shares, as between us on the one hand and such other person on the other, such representative person shall be deemed the record holder of such share.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of the depositary shares we may issue. The applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We may issue depositary receipts representing interests in a particular series of Preferred Stock which are called depositary shares. We will deposit the series of Preferred Stock which are the subject of depositary shares with a depositary to be named in the applicable prospectus supplement, which will hold the shares of Preferred Stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the shares of Preferred Stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in the Preferred Stock.

While the deposit agreement relating to a particular series of Preferred Stock may have provisions applicable solely to that series of Preferred Stock, all deposit agreements relating to shares of Preferred Stock we issue will include the following provisions.

Distributions

Each time we pay a cash distribution with regard to shares of Preferred Stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of Preferred Stock an amount equal to the distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of Preferred Stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem shares of Preferred Stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of Preferred Stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of Preferred Stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of Preferred Stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the shares of Preferred Stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

Upon our liquidation, dissolution or winding up, the holder of a depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares of Preferred Stock (or fraction of a share) which is represented by the depositary share.

Conversion

If a series of Preferred Stock are convertible into shares of Common Stock or other of our securities or property, holders of depositary shares relating to that series of Preferred Stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of Common Stock or other securities or property into which the number of shares of Preferred Stock (or fractions of shares) to which the depositary shares relate could at the time be converted.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the shares of Preferred Stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the shares of Preferred Stock to which they relate, except as required to comply with law. We may terminate the deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of the deposit agreement, the depositary will make the whole or fractional shares of Preferred Stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. The deposit agreement will automatically terminate if:

•	All outstanding depositary shares to which it relates have been redeemed or converted; and/or

•	The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up

Miscellaneous

There will be provisions in the deposit agreement: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the shares of Preferred Stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS

We may issue warrants, in one or more series, for the purchase of equity or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue each series of warrants under separate warrant agreements to be entered into between us and a bank or trust company to be named in the applicable prospectus supplement, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Warrants

The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the debt securities or equity securities, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our equity or debt securities and is not entitled to any payments on any equity or debt securities issuable upon exercise of the warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. Federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other material terms of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of equity or debt securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the equity or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of Common Stock, shares of Preferred Stock or other securities. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of Common Stock, share of Preferred Stock or other security upon the exercise of the subscription right;

•	the number of subscription rights issued to each securityholder;

•	the number and terms of each share of Common Stock, share of Preferred Stock or other security that may be purchased per each subscription right;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Incorporation of Documents by Reference” and “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts for the purchase or sale of equity securities issued by us or debt or equity securities issued by third parties as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as “purchase units.” The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the terms of any purchase contract or purchase unit and will contain a summary of certain material U.S. Federal income tax consequences applicable to the purchase contracts and purchase units.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which will be incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

We or the selling stockholders may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•

trading plans entered into by the selling stockholders pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans; or

•	otherwise through a combination of any of the above methods of sale.

In addition, we or any selling stockholders may enter into option, share lending or other types of transactions that require us to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We or any selling stockholders may also enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of securities by underwriters, brokers or dealers;

•	sell securities short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

•	loan or pledge securities to an underwriter, broker or dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of Common Stock covered by this prospectus.

We or any selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Shares of Common Stock may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

In some instances, we or the selling stockholders may provide a prospectus supplement in connection with certain sales of securities. The prospectus supplement will name any underwriter, dealer or agent involved in such offer and sale of the securities and will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The selling stockholders might not sell any shares of Common Stock under this prospectus. In addition, any shares of Common Stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us or by selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Any selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

There is currently no market for any of the offered securities, other than the shares of Common Stock which are listed on the NYSE. Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

If underwriters or dealers are used in the sale of securities, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase our securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of our securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such securities. If the underwriters create a short position in our securities in connection with an offering, the representatives of the underwriters may reduce that short position by purchasing such securities in the open market. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

If more than five percent of the net proceeds of any offering of securities made under this prospectus will be received by any member of the Financial Industry Regulatory Authority, which we refer to in this prospectus as “FINRA,” participating in the offering or by affiliates or associated persons of such FINRA member or any participating member who otherwise would have a “conflict of interest” under FINRA Rules, the offering will be conducted in accordance with FINRA Rule 5121. The maximum compensation we will pay to underwriters in connection with any offering of the securities will not exceed 8% of the proceeds of such offering.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters as to Cayman Islands law will be passed upon for us by Walkers (Cayman) LLP, Cayman Islands.

EXPERTS

The financial statements incorporated by reference in this prospectus from Apollo Global Management, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of Apollo Global Management, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements are incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements incorporated in this Prospectus by reference to Athene Holding Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$500,000,000

Apollo Global Management, Inc.

6.375% Senior Notes due 2033

Prospectus Supplement

Joint Book-Running Managers

BofA Securities	Citigroup	Goldman Sachs & Co. LLC	RBC Capital Markets

Co-Managers

Academy Securities	Apollo Global Securities	Barclays	BNP PARIBAS	Deutsche Bank Securities

J.P. Morgan	Mizuho	Morgan Stanley	Siebert Williams Shank	UBS Investment Bank

November 8, 2023